Exhibit 10.1
DISTRIBUTION AGREEMENT
March 3, 2026

BofA Securities, Inc. One Bryant Park New York, New York 10036	Bank of America, N.A. One Bryant Park New York, New York 10036
MUFG Securities Americas Inc. 1221 Avenue of the Americas, 6th Floor New York, New York 10020	MUFG Securities EMEA plc Ropemaker Place, 25 Ropemaker Street London EC27 9AJ, United Kingdom
Scotia Capital (USA) Inc. 250 Vesey Street New York, New York 10281	The Bank of Nova Scotia 44 King Street West Toronto, Ontario M5H 1H1, Canada
Ladies and Gentlemen:
TXNM Energy, Inc., a New Mexico corporation (the “Company”), confirms its agreement with each of BofA Securities, Inc., MUFG Securities Americas Inc. and Scotia Capital (USA) Inc., as agent and/or principal (each an “Agent” and collectively, the “Agents”) and Bank of America, N.A., MUFG Securities EMEA plc and The Bank of Nova Scotia (each a “Forward Purchaser” and collectively, the “Forward Purchasers”), with respect to the issuance and sale from time to time by the Company, in the manner and subject to the terms and conditions described below in this Distribution Agreement (this “Agreement”), of shares of common stock, no par value (the “Common Stock”), of the Company having an aggregate Gross Sales Price (as defined in Section 2(b) below) of up to $125,000,000 (the “Maximum Amount”) on the terms and conditions set forth in this Agreement. Such shares are hereinafter collectively referred to as the “Shares” and are described in the Prospectus referred to below.
The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (No. 333-285426) for the registration of the Shares and other securities of the Company under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Act”); and such registration statement sets forth the terms of the offering, sale and plan of distribution of the Shares and contains or incorporates by reference additional information concerning the Company and its business. Except where the context otherwise requires, “Registration Statement,” as used herein, means the registration statement, as amended at the time of such registration statement’s effectiveness for purposes of Section 11 of the Act, as such Section applies to the Agents, including (1) all documents filed as a part thereof or incorporated or deemed to be incorporated by reference therein and (2) any information contained or incorporated by reference in a prospectus filed with the Commission pursuant to Rule 424(b) under the Act, to the extent such information is deemed, pursuant to Rule 430B or Rule 430C under the Act, to be part of the registration statement at the effective time. “Base Prospectus” means the prospectus dated February 28, 2025 filed as part of the Registration Statement, including the documents incorporated by reference therein as of the date of such prospectus; “Prospectus Supplement” means the most recent prospectus supplement relating to the Shares, filed by the Company with the Commission pursuant to Rule 424(b) under the Act on or before the second business day after the date of its first use in connection with a public offering or sale of Shares pursuant hereto (or such earlier time as may be required under the Act), in the form furnished by the Company to the Agent in connection with the offering of the Shares; “Prospectus” means the Prospectus Supplement (and any additional prospectus supplement prepared in accordance with the provision of Section 4(e) of this

Agreement and filed in accordance with the provisions of Rule 424(b) under the Act) together with the Base Prospectus attached to or used with the Prospectus Supplement; and “Permitted Free Writing Prospectus” has the meaning set forth in Section 3(a) of this Agreement. Any reference herein to the Registration Statement, the Base Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus shall, unless otherwise stated, be deemed to refer to and include the documents, if any, incorporated by reference, or deemed to be incorporated by reference, therein (the “Incorporated Documents”), including, unless the context otherwise requires, the documents, if any, filed as exhibits to such Incorporated Documents. Any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Base Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus shall, unless stated otherwise, be deemed to refer to and include the filing of any document under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”) on or after the initial effective date of the Registration Statement, or the date of the Base Prospectus, the Prospectus Supplement, the Prospectus or such Permitted Free Writing Prospectus, as the case may be, and deemed to be incorporated therein by reference. References in this Agreement to financial statements or other information that is “contained,” “included,” “described,” “set forth” or “provided” in the Registration Statement, the Base Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus and any similar references shall, unless stated otherwise, include any information incorporated or deemed to be incorporated by reference therein.
The Company, each Agent and each Forward Purchaser agree as follows:
1.    Issuance and Sale.
(a)    Upon the basis of the representations, warranties and agreements and subject to the terms and conditions set forth herein and provided the Company provides the applicable Agent with any due diligence materials and information reasonably requested by such Agent or its counsel necessary for such Agent to satisfy its due diligence obligations, on any Exchange Business Day (as defined below) selected by the Company, the Company and such Agent shall enter into an agreement in accordance with Section 2 hereof regarding the number of Shares to be placed by such Agent, as agent, and the manner in which and other terms upon which such placement is to occur (each such transaction being referred to as an “Agency Transaction”). The Company may also (i) offer to sell the Shares directly to an Agent, as principal, in which event such parties shall enter into a separate agreement (each, a “Terms Agreement”) in substantially the form of Exhibit A hereto (with such changes thereto as may be agreed upon by the Company and such Agent to accommodate a transaction involving additional underwriters), relating to such sale in accordance with Section 2(g) of this Agreement (each such transaction being referred to as a “Principal Transaction”) or (ii) enter into one or more forward stock purchase transactions (each, a “Forward Transaction”) with a Forward Purchaser as set forth in a separate letter agreement, a form of which is attached hereto as Exhibit B (each, a “Confirmation”, and together the “Confirmations”). As used herein, (i) the “Term” shall be the period commencing on the date hereof and ending on the earlier of (x) the date on which the aggregate Gross Sales Price of Shares issued and sold pursuant to this Agreement, any Terms Agreement and any Confirmation is equal to the Maximum Amount and (y) any termination of this Agreement pursuant to Section 8 hereof, (ii) an “Exchange Business Day” means any day during the Term that is a trading day for the Exchange other than a day on which trading on the Exchange is scheduled to close prior to its regular weekday closing time, (iii) “Exchange” means the New York Stock Exchange and (iv) “Forward Settlement Date” means, for sales in establishing the applicable Forward Purchaser’s initial hedge under any Confirmation, unless otherwise specified, the first (1st) Exchange Business Day (or such other day as may, from time to time, become standard industry practice for regular-way trading) following the date on which such sales are made.

(b)    Subject to the terms and conditions set forth below, the Company appoints each Agent as agent in connection with the offer and sale of Shares in any Agency Transactions entered into hereunder. Each Agent will use commercially reasonable efforts, consistent with its normal trading and sales practices, to sell such Shares in accordance with the terms and subject to the conditions hereof and of the applicable Transaction Acceptance (as defined below). Neither the Company nor any Agent shall have any obligation to enter into an Agency Transaction. The Company shall be obligated to issue and sell through the Agents, and each of the Agents shall be obligated to use its respective commercially reasonable efforts, consistent with its normal trading and sales practices and as provided herein and in the applicable Transaction Acceptance, to place Shares only if and when the Company makes a Transaction Proposal (as defined below) to such Agent related to such an Agency Transaction and a Transaction Acceptance related to such Agency Transaction has been delivered to the Company by such Agent as provided in Section 2 below. In addition, subject to the terms and conditions set forth herein, the Company may, in consultation with a Forward Purchaser and the applicable Agent, instruct such Forward Purchaser to borrow, offer and sell Shares through such Agent, as forward seller, and enter into one or more Confirmations with respect to such Shares. In connection therewith, the Company and such Forward Purchaser understand that such Forward Purchaser, through such Agent, as forward seller and sales agent, will effect sales of Shares on the terms set forth in this Agreement. Nothing herein shall constitute a commitment by any Forward Purchaser to borrow, offer or sell Shares, or to enter into any Forward Transaction. Such a commitment (if any) would be set forth in, and would be subject to the terms of, a Confirmation with respect to such Forward Transaction.
(c)    Each Agent, as agent in any Agency Transaction, hereby covenants and agrees, severally and not jointly, not to make any sales of the Shares on behalf of the Company pursuant to this Agreement other than (A) by means of ordinary brokers’ transactions between members of the Exchange that qualify for delivery of a Prospectus in accordance with Rule 153 under the Act and meet the definition of an “at the market offering” under Rule 415(a)(4) under the Act (such transactions are hereinafter referred to as “At the Market Offerings”) and (B) such other sales of the Shares on behalf of the Company in its capacity as agent of the Company as shall be agreed by the Company and such Agent in writing. Each Agent, as forward seller for the applicable Forward Purchaser, hereby covenants and agrees not to make any sales of the Shares on behalf of such Forward Purchaser pursuant to this Agreement other than by means of ordinary brokers’ transactions between members of the Exchange that qualify for delivery of a Prospectus in accordance with Rule 153 under the Act.
(d)    If Shares are to be sold in an Agency Transaction in an At the Market Offering, the applicable Agent will confirm in writing to the Company the number of Shares sold on any Exchange Business Day and the related Gross Sales Price and Net Sales Price (as each of such terms is defined in Section 2(b) below) no later than the opening of trading on the immediately following Exchange Business Day.
(e)    If the Company shall default on its obligation to deliver Shares to an Agent pursuant to the terms of any Agency Transaction or Terms Agreement, the Company shall (i) indemnify and hold harmless such Agent, and its successors and assigns from and against any and all losses, claims, damages, liabilities and expenses arising from or as a result of such default by the Company and (ii) notwithstanding any such default, pay to such Agent the commission to which it would otherwise be entitled in connection with such sale in accordance with Section 2(b) below.
(f)    The Company acknowledges and agrees that (i) there can be no assurance that an Agent will be successful in selling the Shares, (ii) no Agent shall incur any liability or obligation to the Company or any other person or entity if it does not sell Shares for any reason other than a failure by such Agent to use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable law and regulations to sell such Shares in accordance with the terms of this Agreement, and (iii) no Agent shall be under any obligation to purchase Shares pursuant to this Agreement, except as may otherwise be specifically agreed by such Agent and the Company in a Terms Agreement.
2.    Transaction Acceptances and Terms Agreements.
(a)    The Company may, from time to time during the Term, propose to an Agent that they enter into an Agency Transaction to be executed on a specified Exchange Business Day or over a specified period of Exchange Business Days, which proposal shall be made to such Agent by email or telephone from any of the individuals listed as an authorized representative of the Company on Schedule A hereto to make such sales and shall set forth the information specified below (each, a “Transaction Proposal”). If such Agent agrees to the terms of such proposed Agency Transaction or if the Company and such Agent mutually agree to modified terms for such proposed Agency Transaction, then such Agent shall promptly deliver to the Company by email a notice (each, a “Transaction Acceptance”) confirming the terms of such proposed Agency Transaction as set forth in such Transaction Proposal or setting forth the modified terms for such proposed Agency Transaction as agreed by the Company and such Agent, as the case may be, whereupon such Agency Transaction shall become a binding agreement between the Company and such Agent. Each Transaction Proposal shall specify:
(i)    the Exchange Business Day(s) on which the Shares subject to such Agency Transaction are intended to be sold (each, a “Purchase Date”);
(ii)    the maximum number of Shares to be sold by such Agent (the “Specified Number of Shares”) on, or over the course of, such Purchase Date(s), or as otherwise agreed between the Company and such Agent and documented in the relevant Transaction Acceptance;
(iii)    the lowest price, if any, at which the Company is willing to sell Shares on each such Purchase Date or a formula pursuant to which such lowest price shall be determined (each, a “Floor Price”); and
(iv)    the Agent’s discount or commission.
A Transaction Proposal shall not set forth a Specified Number of Shares that, when the Gross Sales Price of the Specified Number of Shares is added to the aggregate Gross Sales Price of Shares previously purchased and to be purchased pursuant to pending Transaction Acceptances (if any) hereunder and any Terms Agreement, results or could result in a total Gross Sales Price of Shares that exceeds the Maximum Amount nor shall it set forth a Floor Price which is lower than the minimum price authorized from time to time by the Company’s board of directors or, if permitted by applicable law and the Company’s certificate of incorporation and by-laws, a duly authorized committee thereof. The Company shall have responsibility for maintaining records with respect to the aggregate Gross Sales Price of Shares sold and for otherwise monitoring the availability of Shares for sale under the Registration Statement and for ensuring that the aggregate Gross Sales Price of Shares offered and sold does not exceed the Maximum Amount, and the price at which any Shares are offered or sold is not lower than the minimum price authorized from time to time by the Company’s board of directors or, if permitted by applicable law and the Company’s certificate of incorporation and by-laws, a duly authorized committee thereof. In the event that more than one Transaction Acceptance with respect to any Purchase Date(s) is delivered by the applicable Agent to the Company, the latest Transaction Acceptance shall govern any sales of Shares for the relevant Purchase Date(s), except to the extent of any action occurring pursuant to a prior Transaction Acceptance and prior to the delivery to the Company of the latest Transaction Acceptance. The Company or the applicable Agent may, upon notice to the other such party by email or telephone (confirmed promptly by e-mail), suspend or terminate the offering of the Shares pursuant to Agency Transactions for any reason; provided, however, that such suspension or termination shall not affect or impair the parties’ respective obligations with respect to the Shares sold hereunder prior to the giving of such notice or their respective obligations under any Terms Agreement. Notwithstanding the foregoing, if the terms of any Agency Transaction contemplate that Shares shall be sold on more than one Purchase Date, then the Company and the applicable Agent shall mutually agree to such additional terms and conditions as they deem reasonably necessary in respect of such multiple Purchase Dates, and such additional terms and conditions shall be set forth in or confirmed by, as the case may be, the relevant Transaction Acceptance and be binding to the same extent as any other terms contained therein.
(b)    The Purchase Date(s) in respect of the Shares deliverable pursuant to any Transaction Acceptance shall be set forth in or confirmed by, as the case may be, the applicable Transaction Acceptance. Except as otherwise agreed between the Company and an Agent, such Agent’s commission for any Shares sold through such Agent pursuant to this Agreement shall be a percentage, not to exceed 2%, of the actual sales price of such Shares (the “Gross Sales Price”), which commission shall be as set forth in or confirmed by, as the case may be, the applicable Transaction Acceptance; provided, however, that such commission shall not apply when an Agent acts as principal, in which case such commission or a discount shall be set forth in the applicable Terms Agreement. Unless otherwise agreed between the Company and the applicable Agent, such commission shall be deducted by the Agent from the payment of the Gross Sales Price to the Company. Notwithstanding the foregoing, in the event the Company engages an Agent for a sale of Shares in an Agency Transaction that would constitute a “distribution,” within the meaning of Rule 100 of Regulation M under the Exchange Act, the Company will provide such Agent, at such Agent’s request and upon reasonable advance notice to the Company, on or prior to the Settlement Date the opinions of counsel, accountants’ letters and officer’s certificates pursuant to Section 5 hereof, each dated the Settlement Date (as defined below), and such other documents and information as such Agent shall reasonably request, and the Company and such Agent will agree to compensation that is customary for such Agent with respect to such transaction. The Gross Sales Price less the applicable Agent’s commission and after deduction for any transaction fees, transfer taxes or similar taxes or fees imposed by any governmental, regulatory or self-regulatory organization in respect of the sale of the applicable Shares is referred to herein at the “Net Sales Price.”
(c)    Payment of the Net Sales Price for Shares sold by the Company on any Purchase Date pursuant to a Transaction Acceptance shall be made to the Company by wire transfer of immediately available funds to the account of the Company (which the Company shall provide to the applicable Agent at least three Exchange Business Day prior to the applicable Agency Settlement Date (as defined below)) against delivery of such Shares to such Agent’s account, or an account of such Agent’s designee, at The Depository Trust Company through its Deposit and Withdrawal at Custodian System (“DWAC”) or by such other means of delivery as may be agreed to by the Company and such Agent. Such payment and delivery shall be made at or about 10:00 a.m. (New York City time) on the first Exchange Business Day following each Purchase Date (or such other day as may, from time to time, become standard industry practice for settlement of such a securities issuance or as agreed to by the Company and such Agent) (each, an “Agency Settlement Date”). On each Forward Settlement Date in establishing the applicable Forward Purchaser’s initial hedge under a Confirmation, such Shares shall be delivered by such Forward Purchaser to such Agent in book-entry form to such Agent’s account at The Depository Trust Company against payment by such Agent of the Net Sales Price from the sale of such Shares in same day funds delivered to an account designated by such Forward Purchaser.
(d)    If, as set forth in or confirmed by, as the case may be, the related Transaction Acceptance, a Floor Price has been agreed to by the Company and the applicable Agent with respect to a Purchase Date, and such Agent thereafter determines and notifies the Company that the Gross Sales Price for such Agency Transaction would not be at least equal to such Floor Price, then the Company shall not be obligated to issue and sell through such Agent, and such Agent shall not be obligated to place, the Shares proposed to be sold pursuant to such Agency Transaction on such Purchase Date, unless the Company and such Agent otherwise agree in writing.
(e)    If the Company or an Agent has reason to believe that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act are not satisfied with respect to the Shares, it shall promptly notify the other party and any applicable Forward Purchaser, and sales of the Shares under this Agreement, any Transaction Acceptance, Terms Agreement or Confirmation shall be suspended until that or other exemptive provisions have been satisfied in the judgment of each such party and Forward Purchaser. On or prior to the delivery of a prospectus that is required (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with the offering or sale of the Shares, the Company shall calculate the average daily trading volume (as defined under “ADTV” by Rule 100 of Regulation M under the Exchange Act) of the Common Stock based on market data provided by Bloomberg L.P. or such other sources as agreed upon by the Company and the applicable Agent.
(f)    (i)    If the Company wishes to issue and sell the Shares pursuant to this Agreement but other than as set forth in Section 2(a) of this Agreement or in connection with a Forward Transaction, it will notify the applicable Agent of the proposed terms of the Principal Transaction. If such Agent, acting as principal, wishes to accept such proposed terms (which it may decline to do for any reason in its sole discretion) or, following discussions with the Company, wishes to accept amended terms, the Company and such Agent shall enter into a Terms Agreement setting forth the terms of such Principal Transaction.
(ii)    The terms set forth in a Terms Agreement shall not be binding on the Company or an Agent unless and until the Company and such Agent have each executed and delivered such Terms Agreement accepting all of the terms of such Terms Agreement. In the event of a conflict between the terms of this Agreement and the terms of a Terms Agreement, the terms of any such Terms Agreement shall control.
(g)    Each sale of the Shares to an Agent in a Principal Transaction shall be made in accordance with the terms of this Agreement and a Terms Agreement, which shall provide for the sale of such Shares to, and the purchase thereof by, such Agent. A Terms Agreement may also specify certain provisions relating to the reoffering of such Shares by such Agent. The commitment of an Agent to purchase the Shares pursuant to any Terms Agreement shall be deemed to have been made on the basis of the representations, warranties and agreements of the Company contained, and shall be subject to the terms and conditions set forth, in this Agreement and such Terms Agreement. Any such Terms Agreement shall specify the number of the Shares to be purchased by the applicable Agent pursuant thereto, the price to be paid to the Company for such Shares, any provisions relating to rights of, and default by, underwriters, if any, acting together with such Agent in the reoffering of the Shares, and the time and date (each such time and date being referred to herein as a “Principal Settlement Date”; and, together with any Agency Settlement Date and any Forward Settlement Date, a “Settlement Date”) and place of delivery of and payment for such Shares.
(h)    Notwithstanding any other provision of this Agreement, the Company shall not offer, sell or deliver, or request the offer or sale, of any Shares pursuant to this Agreement, or give any instruction to borrow, offer or sell any Shares (whether in an Agency Transaction or a Principal Transaction or in connection with a Forward Transaction) and, by notice to each Agent given by telephone (confirmed promptly by email), shall cancel any instructions for the borrowing, offer or sale of any Shares, and none of the Agents shall be obligated to offer or sell any Shares, (i) during any period in which the Company is, or could be deemed to be, in possession of material non-public information or (ii) at any time from and including the date on which the Company shall issue a press release containing, or shall otherwise publicly announce, its earnings, revenues or other results of operations (an “Earnings Announcement”) through and including the time that is 24 hours after the time that the Company files a Quarterly Report on Form

10-Q or an Annual Report on Form 10-K (a “Filing Time”) that includes consolidated financial statements as of and for the same period or periods, as the case may be, covered by such Earnings Announcement.
(i)    The Company agrees that any offer to sell, any solicitation of an offer to buy, or any sales of Shares by the Company shall be effected only by or through one Agent on any Exchange Business Day.
(j)    Anything in this Agreement to the contrary notwithstanding, the Company shall not authorize the issuance and sale of, and no Agent, as sales agent or forward seller, shall be obligated to use its commercially reasonable efforts, consistent with its normal trading and sales practices, to sell, any Shares at a price lower than the minimum price, or in a number or with an aggregate Gross Sales Price in excess of the Maximum Amount, authorized from time to time to be issued and sold under this Agreement, any Terms Agreement and any Confirmation, in each case by the Company’s board of directors or, if permitted by applicable law and the Company’s certificate of incorporation and by-laws, a duly authorized committee thereof, or in a number in excess of the number of Shares approved for listing on the Exchange, or with an aggregate Gross Sales Price in excess of the maximum aggregate offering price for the Shares available for issuance on the Registration Statement or as to which the Company has paid the applicable registration fee, it being understood and agreed by the parties hereto that compliance with any such limitations shall be the sole responsibility of the Company.
(k)    Notwithstanding anything herein to the contrary, in the event that, after using commercially reasonable efforts, either (i) a Forward Purchaser is unable to borrow and deliver any Shares for sale under this Agreement or (ii) in the good faith judgment of such Forward Purchaser, it is either impracticable to borrow and deliver any Shares for sale under this Agreement or such Forward Purchaser would incur a stock loan cost that is equal to or greater than 200 basis points per annum to do so, then the applicable Agent shall be required to sell on behalf of such Forward Purchaser only the aggregate number of Shares that such Forward Purchaser using commercially reasonable efforts is able to, and that it is practicable to, so borrow below such cost.
3.    Representations, Warranties and Agreements of the Company.
The Company represents and warrants to each of the Agents and the Forward Purchasers as of (i) the date hereof, (ii) each date on which the Company receives a Transaction Acceptance (the “Time of Acceptance”), (iii) each date on which the Company executes and delivers a Terms Agreement, (iv) each Time of Sale (as defined below), (v) each Settlement Date and (vi) each Bring-Down Delivery Date (as defined below) on which a certificate is required to be delivered pursuant to Section 6(b) hereof (each such date listed in (i) through (vi), a “Representation Date”), and agrees that:
(a)    Filing of Registration Statement and Prospectus; No Stop Order: (i) An “automatic shelf registration statement” (as defined in Rule 405 under the Act on Form S-3 (File No. 333-285426)) relating to certain securities to be issued from time to time by the Company has been prepared by the Company in conformity with the requirements of the Act; (ii) the Registration Statement has been filed with the Commission under the Act; and (iii) the Registration Statement is effective under the Act. Copies of such Registration Statement and any amendment thereto have been delivered by the Company to each of the Agents and the Forward Purchasers. As used in this subsection and elsewhere in this Agreement:
“Effective Date” means any date as of which any part of the Registration Statement relating to the Shares became, or is deemed to have become, effective under the Act; As of any Effective Date and as of each time (i) with respect to each offering of Shares pursuant to this Agreement, the time of an Agent’s initial entry into contracts with investors for the sale of such Shares or (ii) with respect to each offering of Shares pursuant to any relevant Terms Agreement, the time of sale of such Shares (each, a “Time of Sale”)

and as of each Settlement Date, as applicable, the Registration Statement complied and will comply in all material respects with the requirements of the Act, and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Registration Statement in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Agents specifically for inclusion therein, which information is specified in Section 9(b) or in a separate letter addressing such information.
Neither the Prospectus nor any amendments or supplements thereto, at the time the Prospectus or any such amendment or supplement was issued and at each Time of Sale, as applicable, included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Prospectus in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Agents specifically for inclusion therein, the only information is specified in Section 9(b) or in a separate letter addressing such information.
The Prospectus, any amendment or supplement thereto (including the prospectus or prospectuses filed as part of the Registration Statement or any amendment thereto or any Interim Prospectus Supplement)(as defined below) complied when so filed in all material respects with the Act and the Prospectus, as amended or supplemented, delivered to each Agent for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.
As of each Time of Sale, neither (x) the Issuer General Use Free Writing Prospectus(es) issued at or prior to such Time of Sale, the Prospectus and any Issuer Free Writing Prospectus, including any additional information listed on Schedule B hereto, all considered together (collectively, the “General Disclosure Package”), nor (y) any individual Issuer Limited Use Free Writing Prospectus, when considered together with the General Disclosure Package, will include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the General Disclosure Package in reliance upon and in conformity with written information furnished to the Company by the Agents specifically for inclusion therein, which information is specified in Section 9(b) or in a separate letter addressing such information.
As of each Time of Sale, the General Disclosure Package will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the General Disclosure Package in reliance upon and in conformity with written information furnished to the Company by the Agents specifically for inclusion therein, which information is specified in Section 9(b) or in a separate letter addressing such information.
“Government Official” means (i) any official, officer, employee, or representative of, or any person acting an official capacity for or on behalf of, any Governmental Authority; (ii) any political party or party official or candidate for political office; or (iii) any official, officer, director, shareholder, employee, representative of, or person acting for or on behalf of, any state-owned or state-controlled enterprise.
“Governmental Authority” means any domestic or foreign instrumentality, subdivision, court, administrative agency, commission, official or other authority of any country, state, province, prefect, municipality, locality or other government or political subdivision thereof or any quasi-governmental or private body exercising any regulatory, taxing, importing or other governmental or quasi-governmental authority.
“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 under the Act (“Rule 433”), relating to the Shares that (i) is required to be filed with the Commission by the Company, (ii) is a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission or (iii) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Shares or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).
“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being specified in Schedule B hereto.
“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.
“Permitted Free Writing Prospectus” means any free writing prospectus consented to in writing by the Company and each Agent. For the avoidance of doubt, any free writing prospectus that is not consented to in writing by the Company does not constitute a Permitted Free Writing Prospectus and will not be an Issuer Free Writing Prospectus.
Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Shares or until any earlier date that the Company notified or notifies each Agent as described in Section 4(h), did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any document incorporated by reference therein and any prospectus deemed to be a part thereof that has not been superseded or modified.
“Sanctioned Person” means an individual or entity that is, or is owned or controlled by any individuals or entities that are, (a) the subject or target of any economic sanctions administered or enforced by the United States government (including, without limitation, those administered by the United States Department of the Treasury’s Office of Foreign Assets Control (“OFAC”)) or any other applicable sanctions authority; or (b) included on any list of persons subject to sanctions maintained by OFAC, including, without limitation, OFAC’s Specially Designated Nationals and Blocked Persons List.
The Commission has not issued any order preventing or suspending the use of the Prospectus or suspending the effectiveness of the Registration Statement, and no proceeding or examination for such purpose has been instituted or, to the knowledge of the Company, threatened by the Commission. The Commission has not notified the Company of any objection to the use of the form of the Registration Statement.
Any offer that is a written communication relating to the Shares made prior to the filing of the Registration Statement by the Company, or any person acting on its behalf (within the meaning, for this paragraph only, of Rule 163(c) under the Act), has been filed with the Commission in accordance with the exemption provided by Rule 163 under the Act (“Rule 163”) and otherwise complied with the requirements of Rule 163, including without limitation the legending requirement, to qualify such offer for the exemption from Section 5(c) of the Act provided by Rule 163.

(b)    Well-Known Seasoned Issuer; Automatic Shelf Registration Statement: The Company has been since the time of initial filing of the Registration Statement and continues to be a “well-known seasoned issuer” (as defined in Rule 405) eligible to use Form S-3 for the offering of the Shares, including not having been an “ineligible issuer” (as defined in Rule 405) at any such time or date. The Registration Statement is an “automatic shelf registration statement” (as defined in Rule 405) and was filed not earlier than the date that is three years prior to the applicable Settlement Date. The Company agrees to pay the fees required by the Commission relating to the Shares within the time required by Rule 456(b)(1) without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r).
(c)    Incorporated Documents: The documents incorporated by reference in the Prospectus conformed, and any further documents so incorporated will conform, when filed with the Commission, in all material respects to the requirements of the Exchange Act or the Act, as applicable. The documents incorporated by reference in the Registration Statement and the General Disclosure Package did not, and any further documents filed and incorporated by reference therein will not, when filed with the Commission, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the foregoing representation and warranty is given on the basis that any statement contained in a document incorporated by reference therein shall be deemed not to be contained therein if the statement has been modified or superseded by any statement in a subsequently filed document incorporated by reference therein or in any amendment or supplement thereto.
(d)    Conformity to Description, Use, and Retaining of Issuer Free Writing Prospectuses: Each Issuer Free Writing Prospectus conformed or will conform in all material respects to the requirements of the Act on the date of first use, and the Company has complied with any filing requirements applicable to such Issuer Free Writing Prospectus pursuant to the Act. The Company has not made any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Agents. The Company will, pursuant to reasonable procedures developed in good faith, retain in accordance with the Act all Issuer Free Writing Prospectuses that were not required to be filed pursuant to the Act.
(e)    Due Incorporation and Qualification: Each of the Company and the Company’s significant subsidiaries (within the meaning of Rule 1-02(w) of Regulation S-X under the Act, the “Significant Subsidiaries”) has been duly incorporated or organized, is validly existing as a corporation or other business entity in good standing under the laws of the jurisdiction in which it is chartered or organized with full corporate power and authority to own its properties and conduct its business as described in the General Disclosure Package. Each of the Company and each Significant Subsidiary is duly qualified to do business as a foreign corporation or other business entity and is in good standing under the laws of each jurisdiction which requires such qualification, except where the failure to be so qualified or in good standing could not, in the aggregate, reasonably be expected to have a material adverse effect on (i) the condition (financial or otherwise), results of operations, stockholders’ equity, properties, business or prospects of the Company and its subsidiaries taken as a whole or (ii) the ability of the Company to perform its obligations under this Agreement, or the consummation of any of the transactions contemplated hereby (a “Material Adverse Effect”). The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed in Schedule C attached hereto. None of the subsidiaries of the Company is a “significant subsidiary” (within the meaning of Rule 1-02(w) of Regulation S-X under the Act), other than, PNMR Services Company, Public Service Company of New Mexico and Texas-New Mexico Power Company.
(f)    Capitalization: The Company has an authorized capitalization as set forth in the General Disclosure Package.

(g)    Distribution Agreement: The Company has all the requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement. This Agreement has been duly authorized, executed and delivered by the Company.
(h)    No Conflicts: The execution, delivery and performance of this Agreement, any Terms Agreement, any Confirmation or any additional Confirmations, as applicable, by the Company, the issue, sale and delivery of the Shares pursuant to this Agreement and the issue, sale and delivery of any shares of Common Stock under any Confirmation or any additional Confirmations, as applicable, the consummation of the transactions contemplated hereby or thereby, and the application of the proceeds as described in the General Disclosure Package will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, impose any lien, charge or encumbrance upon any property or assets of the Company and its subsidiaries, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject; (ii) result in any violation of the provisions of the charter, by-laws or other organizational documents of the Company or any of its subsidiaries; or (iii) result in any violation of any statute or any order, rule or regulation of any court or governmental or regulatory agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties, except, in the case of clauses (i) and (iii), any such conflict, breach or violation which, if it did exist, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
(i)    No Consents Required: No consent, approval, authorization or order of, or filing or registration with, any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties is required to be obtained by the Company for the execution, delivery and performance of this Agreement, any Terms Agreement, any Confirmation or any additional Confirmations, as applicable, the consummation of the transactions contemplated hereby or thereby, the application of the proceeds as described in the General Disclosure Package, except such consents, approvals, authorizations, registrations or qualifications as have been obtained under the Act and as such may be required under applicable state securities or blue sky laws in connection with the issuance (in the case of any Shares) and sale of the Shares pursuant to this Agreement or the issuance, sale and delivery of any shares of Common Stock under any Confirmation or any additional Confirmations, as applicable.
(j)    No Material Adverse Changes: Except as set forth in or contemplated by the General Disclosure Package, neither the Company nor any of its subsidiaries has sustained, since the date of the latest audited financial statements included or incorporated by reference in the General Disclosure Package, any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, and since such date, there has not been any change in the capital stock, long-term debt, consolidated net current assets or stockholders’ equity of the Company and/or any of its subsidiaries or any adverse change, or any development involving a prospective adverse change, in or affecting the condition (financial or otherwise), results of operations, stockholders’ equity, properties, management, business or prospects of the Company and its subsidiaries taken as a whole, in each case except as could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.
(k)    Historical Financial Statements: The consolidated historical financial statements and schedules of the Company and its consolidated subsidiaries included or incorporated by reference in the General Disclosure Package comply as to form in all material respects with the requirements of Regulation S-X under the Act and present fairly in all material respects the consolidated financial condition of the Company and its consolidated subsidiaries as of the dates indicated therein and the consolidated results of their operations and cash flows for the periods specified therein. Except as stated therein, such financial statements have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis throughout the periods involved.
(l)    Independent Public Accountants: KMPG LLP, which has certified certain financial statements of the Company and its subsidiaries and delivered its report with respect to the audited consolidated financial statements and schedules included in the General Disclosure Package, is an independent registered public accounting firm with respect to the Company within the meaning of the applicable rules and regulations adopted by the Public Company Accounting Oversight Board (United States) and as required by the Act.
(m)    Compliance: The Company and each of its Significant Subsidiaries (i) owns or leases all such properties as are necessary to the conduct of its operations as presently conducted, (ii) is not in non-compliance with any term or condition of, nor has failed to obtain and maintain in effect, any license, certificate, permit or other governmental authorization required for the ownership or lease of its property or the conduct of its business and (iii) has not received notice of any proceedings relating to the revocation or material modification of any such license, certificate, permit or other authorization, which non-compliance, failure or proceedings, individually or in the aggregate (in the case of clauses (ii) and (iii) above), could reasonably be expected to have a Material Adverse Effect, except as set forth in the General Disclosure Package.
(n)    Investment Company Act: The Company is not, and as of the relevant Settlement Date and, after giving effect to the offer and sale of the Shares and the application of the proceeds, if any, upon settlement of any Confirmation or any additional Confirmations, as applicable, and (ii) the issuance, sale and delivery of shares of Common Stock upon settlement of any Confirmation or any additional Confirmations, in each case, as described in the General Disclosure Package, will not be, an “investment company” within the meaning of such term under the Investment Company Act of 1940, as amended (the “Investment Company Act”).
(o)    Litigation: Other than as set forth in the General Disclosure Package, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which individually or in the aggregate could reasonably be expected to have a Material Adverse Effect or could, in the aggregate, reasonably be expected to have a material adverse effect on the performance of this Agreement, any Confirmation or any additional Confirmations or the consummation of the transactions contemplated hereby or thereby. To the Company’s knowledge, no such proceedings are threatened or contemplated by Governmental Authorities or threatened by others.
(p)    No Labor Disturbance: No labor disturbance by or dispute with the employees of the Company exists or, to the best knowledge of the Company, is threatened or is imminent that could reasonably be expected to have a Material Adverse Effect.
(q)    No Defaults: The Company is not in violation of its charter, bylaws or other organizational documents, nor, except as would not reasonably be likely to have a Material Adverse Effect, (i) is in default in the performance or observance of any term, material obligation, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties is subject, (ii) is in violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over it or its property nor (iii) has failed to obtain any license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of its property or to the conduct of its business.

(r)    Sarbanes-Oxley: The Company is in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) that are effective and the rules and regulations of the Commission that have been adopted and are effective thereunder.
(s)    Environmental Matters: Except as set forth in or contemplated by the General Disclosure Package, each of the Company and each of its subsidiaries (i) is in compliance with any and all applicable federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) has received all permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its business and (iii) is in compliance with all terms and conditions of any such permit, license or approval, except where such non-compliance with Environmental Laws or failure to receive, or comply with the terms and conditions of required permits, licenses or approvals, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. In the ordinary course of its business, the Company periodically reviews the effect of Environmental Laws on the business, operations and properties of the Company and its subsidiaries, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws, or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review, the Company has reasonably concluded that such associated costs and liabilities would not, individually or in the aggregate, have a Material Adverse Effect, except as set forth in or contemplated in the General Disclosure Package.
(t)    Accounting Controls and Disclosure Controls: The Company and its subsidiaries maintain (x) systems of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) any interactive data in the eXtensible Business Reporting Language (“XBRL”) included or incorporated by reference in the Registration Statement, and the Prospectus is in compliance with the SEC’s published rules, regulations and guidelines applicable thereto in all material respects; and (y) disclosure controls and procedures (as defined in Rule 13a-15(e) under the Exchange Act).
(u)    Distribution of Offering Materials: The Company has not distributed and, prior to the later to occur of the relevant Settlement Date and completion of the distribution of the Shares, will not distribute any offering material in connection with the offering and sale of the Shares other than the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus and any amendments or supplements hereto.
(v)    Anti-Manipulation: The Company has not taken, directly or indirectly, any action intended or which might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company in a manner which would violate the Act or the Exchange Act.
(w)    Documents Described in or Filed as Exhibit to Registration Statement or Prospectus: There is no franchise, contract or other document of a character required under the Act to be filed as an exhibit to the Registration Statement and described in the Registration Statement or Prospectus, which is not described or filed as required (and the General Disclosure Package contains in all material respects the same description of the foregoing matters contained in the Prospectus).

(x)    Taxes: The Company and each of its Significant Subsidiaries have filed all tax returns that are required to be filed or have requested extensions thereof, and have paid all taxes required to be paid by them and any other assessment, fine or penalty levied against them, to the extent that any of the foregoing is due and payable, except for any such tax, assessment, fine or penalty that is currently being contested in good faith and with respect to which adequate reserves are being maintained in conformity with generally accepted accounting principles or where the failure to file such returns or pay such taxes, assessments, fines or penalties (i) would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or (ii) is set forth in or contemplated in the General Disclosure Package.
(y)    Insurance: The Company and each of its subsidiaries are insured against such losses and risks and in such amounts as the Company reasonably believes are (i) prudent and customary in the businesses in which they are engaged and (ii) adequate to protect the Company and its subsidiaries and their respective businesses; neither the Company nor any such subsidiary has been refused any insurance coverage sought or applied for; and neither the Company nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not reasonably be expected to have a Material Adverse Effect.
(z)    ERISA, Employee Matters: None of the following events has occurred or exists which would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect: (i) a failure to fulfill the obligations, if any, under the minimum funding standards of Section 302 of the United States Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and the regulations and published interpretations thereunder with respect to a Plan, determined without regard to any waiver of such obligations or extension of any amortization period; (ii) an audit or investigation by the Internal Revenue Service, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation or any other federal or state governmental agency or any foreign regulatory agency with respect to the employment or compensation of employees by any of the Company or any of its subsidiaries; (iii) any breach of any contractual obligation, or any violation of law or applicable qualification standards, with respect to the employment or compensation of employees by the Company or any of its subsidiaries. None of the following events has occurred or is reasonably likely to occur which would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect: (i) an increase in the aggregate amount of contributions required to be made to all Plans in the current fiscal year of the Company and its subsidiaries compared to the amount of such contributions made in the most recently completed fiscal year of the Company and its subsidiaries; (ii) an increase in the “accumulated post-retirement benefit obligations” (within the meaning of Statement of Financial Accounting Standards 106) of the Company and its subsidiaries compared to the amount of such obligations in the most recently completed fiscal year of the Company and its subsidiaries; (iii) any event or condition giving rise to a liability under Title IV of ERISA; or (iv) the filing of a claim by one or more employees or former employees of the Company or any of its subsidiaries related to their employment. For purposes of this paragraph, the term “Plan” means a plan (within the meaning of Section 3(3) of ERISA) subject to Title IV of ERISA with respect to which the Company or any of its subsidiaries may have any liability.
(aa)    No Unlawful Payments: Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made, offered, authorized, or agreed to make any direct or indirect unlawful payment to any foreign or domestic Government Official from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977 or any other applicable anti-corruption or anti-bribery law; or (iv) made, offered, authorized, or agreed to make any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(bb)    Compliance with Money Laundering Laws: The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.
(cc)    Compliance with OFAC: The Company and its subsidiaries are in compliance with all applicable sanctions laws and regulations (“Sanctions”), including those administered by OFAC. None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries (i) is a Sanctioned Person; or (ii) has engaged in, nor is knowingly engaging in, any dealings or transactions with (a) any person that at the time of the dealing or transaction is a Sanctioned Person or (b) any person located, organized, or resident in, or the governments of, a country or territory that is, or whose government is, the subject of Sanctions. The Company will not, directly or indirectly, use the proceeds from the transactions contemplated by this Agreement to lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other individual or entity in any manner that would result in a violation of any Sanctions by, or could result in any Sanctions against, any individual or entity (including any individual or entity participating in the transactions contemplated hereby, whether as an agent, forward purchaser, advisor, investor or otherwise).
(dd)    The Shares: The Shares to be issued and sold by the Company pursuant to this Agreement, any Terms Agreement or any Confirmation have been duly and validly authorized; such Shares, when issued and delivered in accordance with the terms of this Agreement, any Terms Agreement and any Confirmation, as applicable, will be validly issued, fully paid and non-assessable and will conform in all material respects to the description of the Common Stock in the General Disclosure Package. Shareholders of the Company will have no preemptive rights with respect to the issuance of the Shares. No holders of securities of the Company have rights to the registration of such securities under the Registration Statement.
(ee)    Confirmations: Any Confirmation or any additional Confirmations will be at the time of their execution and delivery by the Company, duly authorized, executed and delivered by the Company and will constitute valid and legally binding agreements of the Company enforceable against the Company in accordance with their terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability.
Any certificate signed by any officer of the Company and delivered to the Agents and the Forward Purchasers, or counsel for the Agents and the Forward Purchasers, in connection with the offering of the Shares shall be deemed a representation and warranty by the Company, as to matters covered thereby but only as of the date thereof, to each Agent and each Forward Purchaser.
(ff)    Cybersecurity: Except as disclosed in the General Disclosure Package or as would not, individually or in the aggregate, result in a Material Adverse Effect: (A) There has been no security breach or incident, unauthorized access or disclosure, or other compromise of or relating to the Company’s or its subsidiaries’ information technology and computer systems, networks, hardware, software, data and databases (including the data and information of their respective customers, employees, suppliers, vendors and any third party data maintained, processed or stored by the Company and its subsidiaries, and any such data processed or stored by third parties on behalf of the Company and its subsidiaries), equipment or technology (collectively, “IT Systems and Data”); and (B) neither the Company nor its subsidiaries have been notified of, and have no knowledge of any event or condition that would result in, any security breach or incident, unauthorized access or disclosure or other compromise to their IT Systems and Data. The Company and its subsidiaries have implemented appropriate controls, policies, procedures, and technological safeguards to maintain and protect the integrity, continuous operation, redundancy and security of their IT Systems and Data reasonably consistent with industry standards and practices, or as required by applicable regulatory standards. The Company and its subsidiaries are presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification.
4.    Certain Covenants of the Company.
The Company hereby agrees with each of the Agents and each of the Forward Purchasers:
(a)    For so long as the delivery of a prospectus is required (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with the offering or sale of Shares, before using or filing any Permitted Free Writing Prospectus and before using or filing any amendment or supplement to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus (in each case, other than due to the filing of an Incorporated Document), to furnish to each Agent a copy of each such proposed Permitted Free Writing Prospectus, amendment or supplement within a reasonable period of time before filing with the Commission or using any such Permitted Free Writing Prospectus, amendment or supplement and the Company will not use or file any such Permitted Free Writing Prospectus or any such proposed amendment or supplement to which an Agent reasonably objects, unless the Company’s legal counsel has advised the Company that use or filing of such document is required by law.
(b)    As soon as practicable, and in any event within the time prescribed by Rule 424 under the Act, to file the Prospectus with the Commission and make any other required filings pursuant to Rule 433 under the Act; as soon as the Company is advised thereof, to advise the Agents and confirm the advice in writing of any request made by the Commission for amendments to the Registration Statement or Prospectus or for additional information with respect thereto or of the entry of an order suspending the effectiveness of the Registration Statement or preventing or suspending the use of the Prospectus or of the initiation or threat of any proceedings for that purpose and, if such an order should be entered by the Commission, to make every reasonable effort to obtain the prompt lifting or removal thereof.
(c)    To deliver to the Agents, without charge, as soon as practicable (and in any event within 24 hours after the date hereof), and from time to time thereafter during such period of time (not exceeding nine months) after the date hereof as they are required by law to deliver a prospectus (or required to deliver but for Rule 172 under the Act), as many copies of the Prospectus (as supplemented or amended if the Company shall have made any supplements or amendments thereto, other than supplements or amendments relating solely to securities other than the Shares) as the Agents may reasonably request; and in case any Agent is required to deliver a prospectus after the expiration of nine months after the date hereof, to furnish to any Agent, upon request, at the expense of such Agent, a reasonable quantity of a supplemental prospectus or of supplements to the Prospectus complying with Section 10(a)(3) of the Act.
(d)    To furnish to the Agents a copy, certified by the Secretary or an Assistant Secretary of the Company, of the Registration Statement as initially filed with the Commission and of all amendments thereto (exclusive of exhibits), other than amendments relating solely to securities other than the Shares and, upon request, to furnish to the Agents sufficient plain copies thereof (exclusive of exhibits).

(e)    For such period of time (not exceeding nine months) after the date hereof as they are required by law to deliver a prospectus (or required to deliver but for Rule 172 under the Act), if any event shall have occurred as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not contain any untrue statement of a material fact or not omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading, forthwith to prepare and furnish, at its own expense, to the Agents and copies of such amendments to the Prospectus or supplements to the Prospectus. In case any Agent is required to deliver a prospectus in connection with the offering of Shares after the expiration of the period specified in the preceding sentence, the Company, upon the request of such Agent, will furnish to such Agent, at the expense of such Agent, a reasonable quantity of a supplemented or amended prospectus, or supplements or amendments to the Prospectus, complying with Section 10(a) of the Act.
(f)    As soon as practicable, the Company will make generally available to its security holders and to the Agents an earnings statement or statement of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act.
(g)    If during the Term, the Company receives from the Commission a notice pursuant to Rule 401(g)(2) of the Act or otherwise ceases to be eligible to use the automatic shelf registration statement form, the Company will (i) promptly notify the Agents, (ii) promptly file a new registration statement or post-effective amendment on the proper form relating to the Shares, in a form satisfactory to the Agents, (iii) use its reasonable best efforts to cause such registration statement or post-effective amendment to be declared effective and (iv) promptly notify the Agents of such effectiveness. The Company will take all other reasonable action necessary or appropriate to permit the public offering and sale of the Shares to continue as contemplated in the registration statement that was the subject of the Rule 401(g)(2) notice or for which the Company has otherwise become ineligible. References herein to the Registration Statement shall include such new registration statement or post-effective amendment, as the case may be.
(h)    To use its best efforts to qualify the Shares for offer and sale under the securities or “blue sky” laws of such jurisdictions as the Agents may designate and shall maintain such qualifications so long as required for the offering and sale of the Shares within six months after the date hereof and itself to pay, or to reimburse the Agents and their counsel for, reasonable filing fees and expenses in connection therewith in an amount not exceeding $7,500 in the aggregate (including filing fees and expenses paid and incurred prior to the effective date hereof), provided, however, that the Company shall not be required to qualify as a foreign corporation or to file a consent to service of process or to file annual reports or to comply with any other requirements deemed by the Company to be unduly burdensome.
(i)    Except as otherwise agreed between the Company and the Agents, to pay all costs, expenses, fees and taxes in connection with (i) the preparation and filing of the Registration Statement, the Prospectus, any Permitted Free Writing Prospectus, and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Agents, the Forward Purchasers and to dealers (including costs of mailing and shipment), (ii) the registration, issue and delivery of the Shares, (iii) the listing of the Shares on the Exchange and any registration thereof under the Exchange Act, (iv) any filing fee required by FINRA, (v) the fees and disbursements of counsel to the Company and of the Company’s independent registered public accounting firm, and (vi) the performance of the Company’s other obligations hereunder and under any Terms Agreement or Confirmation.
(j)    With respect to the offering(s) contemplated by this Agreement, any Terms Agreement or any Confirmation, the Company will not offer shares of Common Stock in a manner in violation of the Act or the Exchange Act; and the Company will not distribute any offering material in connection with the offer and sale of the Shares, other than the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus and any amendments or supplements thereto.
(k)    During any period beginning on the date of a Transaction Proposal and ending on the Settlement Date with respect to such sales (the “Delivery Period”), the Company will not, without (A) giving the Agents prior written notice, as promptly as reasonably practicable, specifying the nature of the proposed sale and the date of such proposed sale and (B) the Agents suspending activity under this Agreement for such period of time as requested by the Company or deemed appropriate by the Agents in light of the proposed sale, offer, sell, contract to sell, pledge, or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate of the Company or any person in privity with the Company or any affiliate of the Company) directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Rule 16a-1 under the Exchange Act, any shares of Common Stock or any securities convertible into, or exercisable, or exchangeable for shares of Common Stock other than as provided in this Agreement, or publicly announce an intention to effect any such transaction. The foregoing sentence shall not apply to (A) Shares offered and sold under this Agreement, any Terms Agreement or any Confirmation, (B) the issuance and/or sale of Common Stock pursuant to the terms of any employee stock option plan, stock ownership plan, dividend reinvestment plan, long-term incentive plan, or any other similar plan of the Company in effect as of the date hereof, the issuance of Common Stock issuable upon the conversion of securities or the exercise of warrants outstanding as of the date hereto, or the filing of a registration statement with the Commission relating to the offering of any shares of Common Stock issued or reserved for issuance under such plans, (C) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the repurchase of shares of Common Stock, provided that such plan does not provide for the repurchase of Common Stock during the Delivery Period or (D) the issuance of any shares of Common Stock upon conversion of the Company’s 5.75% Junior Subordinated Convertible Notes due 2054 (the “Convertible Notes”) issued by the company pursuant to the Indenture for the Convertible Notes dated June 10, 2024 by and between the Company and Computershare Trust Company, N.A. Any lock-up provisions relating to a Principal Transaction shall be set forth in the applicable Terms Agreement.
(l)    The Company will use commercially reasonable efforts to cause the Shares to be issued under this Agreement to be listed on the Exchange.
(m)    The Company consents to each Agent trading in the Common Stock for such Agent’s own account and for the account of its clients at the same time as sales of the Shares occur pursuant to this Agreement, any Terms Agreement or any Confirmation.
5.    Initial Sale of Shares under the Agreement
Each Agent’s and each Forward Purchaser’s obligations under this Agreement shall be subject to the satisfaction of the following conditions in connection with and on the date of the execution of this Agreement:
(a)    the Company shall have delivered to the Agents and the Forward Purchasers:
(i)    an officer’s certificate signed by signed by its Vice President, Treasurer and Strategy or any other authorized representative of the Company set forth in Schedule A and certifying as to the matters set forth in Exhibit C hereto:

(ii)    an opinion and, if not covered in such opinion, a negative assurance letter of Troutman Pepper Locke LLP, counsel for the Company, and an opinion of the Associate General Counsel of the Company, each addressed to the Agents and the Forward Purchasers and dated the date of this Agreement, in the form of Exhibit D-1 and Exhibit D-2, respectively, hereto;
(iii)    a “comfort” letter from KPMG LLP in form and substance satisfactory addressed to the Agents and the Forward Purchasers and dated the date of this Agreement, addressing such matters as the Agents and the Forward Purchasers may reasonably request;
(iv)    evidence reasonably satisfactory to the Agents and the Forward Purchasers and their counsel that the Shares issuable by the Company under this Agreement and each Confirmation have been approved for listing on the Exchange, subject only to notice of issuance on or before the date of this Agreement;
(v)    resolutions duly adopted by the Company’s board of directors, and certified by an officer of the Company, authorizing the Company’s execution of this Agreement and the consummation by the Company of the transactions contemplated hereby, including the issuance and sale of the Shares; and
(vi)    such other documents as the Agents and the Forward Purchasers shall reasonably request; and
(b)    The Agents and the Forward Purchasers shall have received from Simpson Thacher & Bartlett LLP, counsel to the Agents and the Forward Purchasers, such opinion or opinions, and, if not covered in such opinion, a negative assurance letter, each dated the date of this Agreement and addressed to the Agents and the Forward Purchasers, addressing such matters as the Agents and the Forward Purchasers may reasonably request, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.
6.    Additional Covenants of the Company.
The Company further covenants and agrees with each of the Agents and each of the Forward Purchasers as follows:
(a)    Each Transaction Proposal made by the Company that is accepted by an Agent by means of a Transaction Acceptance and each execution and delivery by the Company of a Terms Agreement or Confirmation shall be deemed to be (i) an affirmation that the representations, warranties and agreements of the Company herein contained and contained in any certificate delivered to the Agent pursuant hereto are true and correct at such Time of Acceptance or the date of such Terms Agreement, as the case may be, and (ii) an undertaking that such representations, warranties and agreements will be true and correct on any applicable Time of Sale and Settlement Date, as though made at and as of each such time (it being understood that such representations, warranties and agreements shall relate to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus as amended and supplemented to the time of such Transaction Acceptance, Terms Agreement or Confirmation, as the case may be).
(b)    Each time that (i) the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus shall be amended or supplemented (including, except as noted in the proviso at the end of this Section 6(b), by the filing of any Incorporated Document), (ii) there is a Principal Settlement Date pursuant to a Terms Agreement, or (iii) the Agents shall reasonably request (each date referred to clauses (i), (ii) and (iii) above, a “Bring-Down Delivery Date”), the Company shall, unless the Agents agrees otherwise, furnish or cause to be furnished to the Agents certificates, dated as of such Bring-Down Delivery

Date and delivered within one Exchange Business Day after the applicable Bring-Down Delivery Date or, in the case of a Bring-Down Delivery Date resulting from a Principal Settlement Date, delivered on such Principal Settlement Date, of the same tenor as the certificates referred to in Section 5(a)(i) hereof, modified as necessary to relate to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus as amended and supplemented to the time of delivery of such certificates, or, in lieu of such certificates, certificates to the effect that the statements contained in the certificates referred to in Section 5(a)(i) hereof furnished to Agents are true and correct as of such Bring-Down Delivery Date as though made at and as of such date (except that such statements shall be deemed to relate to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus as amended and supplemented to the time of delivery of such certificate); provided, however, that the filing of a Current Report on Form 8-K will not constitute a Bring-Down Delivery Date under clause (i) above unless either (A) (x) such Current Report on Form 8-K is filed at any time during which either a Transaction Acceptance is binding and the Company has not suspended the use thereof (and prior to the settlement of the Shares specified therein) or a prospectus relating to the Shares is required to be delivered under the Act (whether physically or through compliance with Rule 172 under the Act or any similar rule) or such Current Report on Form 8-K is filed at any time from and including the date of a Terms Agreement or Confirmation through and including the related Settlement Date and (y) the Agents have reasonably requested that such date be deemed to be a Bring-Down Delivery Date based upon the event or events reported in such Current Report on Form 8-K or (B) such Current Report on Form 8-K contains capsule financial information, historical or pro forma financial statements, supporting schedules or other financial data, including any Current Report on Form 8-K or part thereof under Item 2.02 of Regulation S-K of the Commission that is considered “filed” under the Exchange Act; and provided, further, that an amendment or supplement to the Registration Statement or the Prospectus relating to the offering of other securities pursuant to the Registration Statement will not constitute a Bring-Down Delivery Date.
(c)    Each Bring-Down Delivery Date, the Company shall, unless the Agents and, if such Bring-Down Delivery Date relates to a Confirmation, the Forward Purchasers agree otherwise, cause to be furnished to Agents and, if applicable, the Forward Purchasers (A) the written opinion and, if not included in such opinion, negative assurance letter of Troutman Pepper Locke LLP, counsel to the Company, the written opinion of the Associate General Counsel of the Company, and the written opinion and, if not included in such opinion, negative assurance letter of Simpson Thacher & Bartlett LLP, counsel to the Agents and the Forward Purchasers, each dated as of the applicable Bring-Down Delivery Date and delivered within one Exchange Business Day after the applicable Bring-Down Delivery Date or, in the case of a Bring-Down Delivery Date resulting from a Principal Settlement Date, dated and delivered on such Principal Settlement Date, of the same tenor as the opinions and letters referred to in Section 5(a)(ii) or Section 5(b) hereof, as applicable, but modified as necessary to relate to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus as amended and supplemented to the time of delivery of such opinions and letters, or, in lieu of such opinions and letters, each such counsel shall furnish the Agents and, if applicable, the Forward Purchasers with a letter substantially to the effect that the Agents and, if applicable, the Forward Purchasers may rely on the opinion and letter of such counsel referred to in Section 5(a)(ii) or Section 5(b), as applicable, furnished to the Agents and, if applicable, the Forward Purchasers, to the same extent as though they were dated the date of such letter authorizing reliance (except that statements in such last opinion and letter of such counsel shall be deemed to relate to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus as amended and supplemented to the time of delivery of such letters authorizing reliance).
(d)    Each Bring-Down Delivery Date, the Company shall, unless the Agents and, if such Bring-Down Delivery Date relates to a Confirmation, the Forward Purchasers agree otherwise, cause KPMG LLP to furnish to the Agents and, if applicable, the Forward Purchasers a “comfort” letter, dated as of the applicable Bring-Down Delivery Date and delivered within one Exchange Business Day after the applicable Bring-Down Delivery Date or, in the case of a Bring-Down Delivery Date resulting from a

Principal Settlement Date, delivered on such Principal Settlement Date, of the same tenor as the letter referred to in Section 5(a)(iii) hereof, but modified to relate to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus as amended and supplemented to the date of such letter, and, if the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus shall include or incorporate by reference the financial statements of any entity or business (other than the consolidated financial statements of the Company and its subsidiaries), the Company shall, if requested by the Agents and, if applicable, the Forward Purchasers, cause a firm of independent public accountants to furnish to the Agents and, if applicable, the Forward Purchasers a “comfort” letter, dated as of the applicable Bring-Down Delivery Date and delivered within one Exchange Business Day after the applicable Bring-Down Delivery Date or, in the case of a Bring-Down Delivery Date resulting from a Principal Settlement Date, delivered on such Principal Settlement Date, addressing such matters as the Agents and, if applicable, the Forward Purchasers may reasonably request.
(e)    Notwithstanding clause (ii) of Section 2(h) hereof, if the Company wishes to offer or sell Shares to the Agents as sales agent at any time during the period from and including an Earnings Announcement through and including the corresponding Filing Time, the Company shall first (i) prepare and deliver to the Agents (with a copy to counsel for the Agents) a Current Report on Form 8-K that includes substantially the same financial and related information (together with management’s discussion and analysis thereof) that was included in such Earnings Announcement (other than any earnings projections and similar forward-looking data and officers’ quotations) (each, an “Earnings 8-K”), in form and substance reasonably satisfactory to the Agents, and, prior to its filing, obtain the written consent of the Agents to such filing (which consent shall not be unreasonably withheld), (ii) provide the Agents with the officers’ certificate, opinions and letters of counsel and accountants’ comfort letters specified in Section 6(b), 6(c) and 6(d), respectively, hereof, (iii) afford the Agents the opportunity to conduct a due diligence review in accordance with Section 6(g) hereof prior to filing such Earnings 8-K and (iv) file such Earnings 8-K with the Commission. For purposes of clarity, the parties hereto agree that the delivery of any officers’ certificate, opinion or letter of counsel or accountants’ letter pursuant to this Section 6(e) shall not relieve the Company from any of its obligations under this Agreement with respect to any Quarterly Report on Form 10-Q or Annual Report on Form 10-K, as the case may be, including, without limitation, the obligation to deliver officers’ certificates, opinions and letters of counsel and accountants’ comfort letters as provided in Section 6(b), 6(c) and 6(d), respectively, hereof, and (B) this Section 6(e) shall in no way affect or limit the operation of clause (i) of Section 2(h) hereof, which shall have independent application.
(f)    (i) No order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose or pursuant to Section 8A under the Act shall be pending before or threatened by the Commission; the Prospectus and each Permitted Free Writing Prospectus shall have been timely filed with the Commission under the Act (in the case of a Permitted Free Writing Prospectus, to the extent required by Rule 433 under the Act); and all requests by the Commission for additional information shall have been complied with to the satisfaction of the Agents and no suspension of the qualification of the Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes, shall have occurred and be in effect at the time the Company delivers a Transaction Proposal to an Agent or the time an Agent delivers a Transaction Acceptance to the Company; and (ii) the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus shall not contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading at the time the Company delivers a Transaction Proposal to an Agent or the time an Agent delivers a Transaction Acceptance to the Company.
(g)    The Company shall reasonably cooperate with any reasonable due diligence review requested by the Agents and the Forward Purchasers or their counsel from time to time in connection with the transactions contemplated hereby or by any Terms Agreement or Confirmation, including, without limitation, (i) at the commencement of each intended Purchase Date and any Time of Sale or Settlement Date, providing information and making available appropriate documents and appropriate corporate officers of the Company and, upon reasonable request, representatives of KPMG LLP (and, if the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus shall include or incorporate by reference the financial statements of any entity or business (other than the consolidated financial statements of the Company and its subsidiaries), representatives of the independent public accountants that audited or reviewed such financial statements) for an update on diligence matters with representatives of the Agents and the Forward Purchasers and (ii) at each Bring-Down Delivery Date and otherwise as the Agents and the Forward Purchasers may reasonably request, providing information and making available documents and appropriate corporate officers of the Company and representatives of KPMG LLP (and, if the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus shall include or incorporate by reference the financial statements of any entity or business (other than the consolidated financial statements of the Company and its subsidiaries), representatives of the independent public accountants that audited or reviewed such financial statements) for one or more due diligence sessions with representatives of the Agents and the Forward Purchasers and their counsel.
(h)    The Company shall disclose, in its Quarterly Reports on Form 10-Q and in its Annual Report on Form 10-K and, if requested by the Agent, in supplements to the Prospectus (each, an “Interim Prospectus Supplement”) to be filed by the Company with the Commission from time to time, the aggregate number of the Shares sold through the Agents under this Agreement, any Terms Agreement and any Confirmation, and the gross proceeds to the Company or the Forward Purchaser from the sale of the Shares and the compensation paid by the Company with respect to sales of the Shares pursuant to this Agreement during the relevant quarter or, in the case of any such prospectus supplement, such shorter period as the Agents may reasonably request or, in the case of an Annual Report on Form 10-K, during the fiscal year covered by such Annual Report and the fourth quarter of such fiscal year.
The requirements (i) to provide the officer’s certificate, opinions and letters of counsel and accountants’ letter specified in Section 6(b) through 6(d), (ii) to reasonably cooperate with any reasonable due diligence review specified in Section 6(g), and (iii) to provide the representations and warranties contemplated under Section 3(vi) shall be waived for any Bring-Down Delivery Date occurring at a time at which no Transaction Proposal or offers to enter into a Terms Agreement is pending, which waiver shall continue until the earlier to occur of the date the Company delivers a Transaction Proposal or offers to enter into a Terms Agreement hereunder (which for such calendar quarter shall be considered a Bring-Down Delivery Date) and the next occurring Bring-Down Delivery Date.
All opinions, letters and other documents referred to in Sections 6(b) through 6(d) above shall be reasonably satisfactory in form and substance to the Agents and, if applicable, the Forward Purchasers. The Agents and, if applicable, the Forward Purchasers will provide the Company with such notice (which may be oral, and in such case, will be confirmed via email as soon as reasonably practicable thereafter) as is reasonably practicable under the circumstances when requesting an opinion, letter or other document referred to in Sections 6(b) through 6(d) above.
7.    Conditions of the Agents’ Obligation.
The Agents’ obligation to solicit purchases on an agency basis for the Shares or otherwise take any action pursuant to a Transaction Acceptance and to purchase the Shares pursuant to any Terms Agreement or to sell any Shares as contemplated by a Confirmation shall be subject to the satisfaction of the following conditions:
(a)    At the Time of Acceptance, at the time of the commencement of trading on the Exchange on the Purchase Date(s) and at the relevant Time of Sale and Agency Settlement Date, or with respect to a Principal Transaction pursuant to a Terms Agreement, at the time of execution and delivery of the Terms Agreement by the Company and at the relevant Time of Sale and Principal Settlement Date, or with respect to a Forward Transaction pursuant to a Confirmation, at the time of execution and delivery of the Confirmation by the Company and at the relevant Time of Sale and Forward Settlement Date:
(i)    The representations, warranties and agreements on the part of the Company herein contained or contained in any certificate of an officer or officers of the Company delivered pursuant to the provisions hereof shall be true and correct.
(ii)    The Company shall have performed and observed its covenants and other obligations hereunder and/or under any Terms Agreement or Confirmation, as the case may be, in all material respects.
(iii)    In the case of an Agency Transaction, from the Time of Acceptance until the Agency Settlement Date, or, in the case of a Principal Transaction pursuant to a Terms Agreement, from the time of execution and delivery of the Terms Agreement by the Company until the Principal Settlement Date, or, in the case of a Forward Transaction pursuant to a Confirmation, from the time of execution and delivery of the Confirmation by the Company until the Hedge Completion Date (as defined in each applicable Confirmation) specified pursuant to such Confirmation, trading in the Common Stock on the Exchange shall not have been suspended.
(iv)    From the date of this Agreement, no material adverse change in the business, properties or financial condition of the Company from that set forth in the Prospectus (other than changes referred to in or contemplated by the Prospectus or in a Permitted Free Writing Prospectus) shall have occurred or shall exist, and the effect of which in the judgment of the Agents makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Shares on the applicable Settlement Date on the terms and in the manner contemplated by this Agreement, any Terms Agreement, any Confirmation, any Permitted Free Writing Prospectus and the Prospectus.
(v)    The Shares to be issued pursuant to the Transaction Acceptance or pursuant to a Terms Agreement or Confirmation, as applicable, shall have been approved for listing on the Exchange, subject only to notice of issuance.
(b)    Within one Exchange Business Day after the applicable Bring-Down Delivery Date the Agents shall have received the officer’s certificates, opinions and negative assurance letters of counsel and “comfort” letters and other documents provided for under Section 6(b) through 6(d), inclusive. For purposes of clarity and without limitation to any other provision of this Section 7 or elsewhere in this Agreement, the parties hereto agree that the Agents’ obligations, if any, to solicit purchases of Shares on an agency basis or otherwise take any action pursuant to a Transaction Acceptance shall, unless otherwise agreed in writing by the Agents, be suspended during the period from and including a Bring-Down Delivery Date through and including the time that the Agents shall have received the documents described in the preceding sentence.
8.    Termination.
(a)    (i)    The Company may terminate this Agreement in its sole discretion at any time upon prior written notice to the Agents and the Forward Purchasers. Any such termination shall be without liability of any party to any other party, except that (A) with respect to any pending sale, the obligations of the Company, including in respect of compensation of the applicable Agent and/or Forward Purchaser, shall remain in full force and effect notwithstanding such termination; and (B) the provisions of Sections 3, 4 (except that if no Shares have been previously sold hereunder or under any Terms Agreement or

Confirmation, only Sections 4(i)), 9, 10 14, 15 and 17 of this Agreement shall remain in full force and effect notwithstanding such termination.
(ii)    In the case of any sale by the Company pursuant to a Terms Agreement, the obligations of the Company pursuant to such Terms Agreement and this Agreement may not be terminated by the Company without the prior written consent of the applicable Agent.
(b)    (i)    Each Agent and each Forward Purchaser may terminate this Agreement with respect to itself in its sole discretion at any time upon giving prior written notice to the Company; provided, however, that this Agreement will remain in full force and effect with respect to the Agents and the Forward Purchasers that have not so terminated the Agreement with respect to themselves. Any such termination shall be without liability of any party to any other party, except that the provisions of Sections 3, 4 (except that if no Shares have been previously sold hereunder or under any Terms Agreement, only Sections 4(i)), 9, 14, 15 and 17 of this Agreement shall remain in full force and effect notwithstanding such termination.
(ii)    In the case of any purchase by an Agent pursuant to a Terms Agreement, the obligations of such Agent pursuant to such Terms Agreement shall be subject to termination by such Agent at any time prior to or at the Principal Settlement Date if since the time of execution of the Terms Agreement or the respective dates as of which information is given in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus, (1) any suspension of trading in securities generally on the New York Stock Exchange or limited or minimum prices shall have been established on such exchange or any suspension of trading by the Commission or the New York Stock Exchange of any securities of the Company on such exchange; (2) a general banking moratorium declared by federal or New York authorities; or (3) any outbreak or escalation of major hostilities in which the United States is involved, any declaration of war by Congress or any other substantial national or international calamity or emergency if, in the reasonable judgment of such Agent, the effect of any such outbreak, escalation, declaration, calamity or emergency makes it impractical and inadvisable to proceed with completion of the sale of and payment for the Shares. If such Agent elects to terminate its obligations pursuant to this Section 8(b)(ii), the Company shall be notified promptly in writing.
(c)    This Agreement shall remain in full force and effect until the earliest of (A) termination of the Agreement pursuant to Section 8(a) or 8(b) above or otherwise by mutual written agreement of the parties and (B) such date that the Maximum Amount of Shares has been sold in accordance with the terms of this Agreement, any Terms Agreement and any Confirmation, in each case except that the provisions of Sections 3, 4 (except that if no Shares have been previously sold hereunder or under any Terms Agreement or Confirmation, only Sections 4(i)), 9, 14, 15 and 17 of this Agreement shall remain in full force and effect notwithstanding such termination.
(d)    Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided that, notwithstanding the foregoing, such termination shall not be effective until the close of business on the date of receipt of such notice by the Agents, the Forward Purchasers or the Company, as the case may be, or such later date as may be required pursuant to Section 8(a) or 8(b). If such termination shall occur prior to the Settlement Date for any sale of Shares, such sale shall settle in accordance with the provisions of Section 2 hereof.
(e)    No termination of this Agreement shall affect any Confirmation that has been entered into prior to such termination.

9.    Indemnification.
(a)    Indemnification of the Agents and Forward Purchasers. The Company agrees to indemnify and hold harmless the Agents and the Forward Purchasers, their respective affiliates (as such term is defined in Rule 501(b) of the Act (each, an “Affiliate”)), selling agents, officers, directors and employees and each person, if any, who controls an Agent or a Forward Purchaser within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:
(i)    against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rule 430B, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any Issuer Free Writing Prospectus, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission in any Issuer Free Writing Prospectus, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;
(ii)    against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any Governmental Authority, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 9(b) below) any such settlement is effected with the written consent of the Company;
(iii)    against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Agents and Forward Purchasers), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any Governmental Authority, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;
provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rule 430B, or in the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with information furnished to the Company by the Agents in writing expressly for use therein.
(b)    Indemnification of Company, Directors and Officers. Each Agent and Forward Purchaser, severally and not jointly, agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 9(a) hereof, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rule 430B, or in the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the information furnished to the Company by such Agent in writing expressly for use therein. The Company acknowledges that the statements set forth in (i) the first sentence of the fourth paragraph under “Plan of Distribution (Conflicts of Interest)” and (ii) the ninth and tenth paragraphs of text under “Plan of Distribution (Conflicts of Interest)” in the Prospectus constitute the only information furnished in writing by or on behalf of the several Agents for inclusion in the Prospectus or any Issuer Free Writing Prospectus.
(c)    Actions against Parties; Notification. Promptly after receipt by an indemnified party under this Section 9 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 9, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, that such counsel shall be satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.
(d)    Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 9(a)(ii) hereof effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.
10.    Contribution.
If recovery is not available or insufficient to hold the indemnified party harmless under Section 9 hereof for any reason other than as specified therein, the indemnified party shall be entitled to contribution for any and all losses, claims, damages, liabilities and expenses for which such indemnification is so unavailable or insufficient under this Section 10. In determining the amount of contribution to which such indemnified party is entitled, there shall be considered the portion of the proceeds of the offering of the Shares realized by the Company on the one hand and the Agents and Forward Purchasers on the other hand, the relative knowledge and access to information concerning the matter with respect to which the claim was asserted, the opportunity to correct and prevent any statement or omission, and any equitable considerations appropriate under the circumstances. The Company and the Agents and Forward Purchasers agree that it would not be equitable if the amount of such contribution were determined by pro rata or per capita allocation (even if the Agents and Forward Purchasers were treated as one entity for such purpose) without reference to the considerations called for in the previous sentence. No Agent or Forward Purchaser or any person controlling such Agent or Forward Purchaser shall be obligated to contribute any amount or amounts hereunder which in the aggregate exceeds the total discounts and commissions received by such Agent, or in the case of a Forward Purchaser the net Spread (as such term is defined in the applicable Confirmations and net of any related stock borrow costs or other costs or expenses actually incurred) for all Confirmations entered into pursuant to this Agreement, with respect to the offering of the Shares pursuant to this Agreement and any Terms Agreement, less the aggregate amount of any damages which such Agent or Forward Purchaser and its controlling persons have otherwise been required to pay in respect of the same claim or any substantially similar claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. An Agent’s and a Forward Purchaser’s obligation to contribute under this Section 10 is in proportion to its obligation and not joint with any other Agent or Forward Purchaser.
For purposes of this Section 10, each person, if any, who controls an Agent or Forward Purchaser within the meaning of Section 15 of the Act or Section 20 of the Exchange Act and an Agent’s or Forward Purchaser’s Affiliates, selling agents, officers and directors shall have the same rights to contribution as such Agent, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Company. The Agents’ and Forward Purchasers’ respective obligations to contribute pursuant to this Section 10 are several in proportion to the number of Shares placed or underwritten by it in the applicable offering.
The agreements contained in Section 9 and 10 hereof shall remain in full force and effect regardless of any investigation made by or on behalf of any person, and shall survive the delivery of and payment for the Shares hereunder.
11.    Notices.
All notices and other communications under this Agreement, any Terms Agreement or any Confirmation shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of communication, and, if to the respective party, shall be sufficient in all respects if delivered or sent to:
(a)    BofA Securities, Inc.
One Bryant Park
New York, New York 10036
Attention: ATM Execution Team
Email: dg.atm_execution@bofa.com
(b)    MUFG Securities Americas Inc.
1221 Avenue of the Americas, 6th Floor
New York, New York 10020

Attention: Geoff Paul, Jason Stanger and Jeff Fesenmaier
Telephone: +1 (212) 405-7456, +1 (212) 405-6653
Email: FLOEStransactions@us.sc.mufg.jp, ECM@us.sc.mufg.jp and jfesenmaier@us.mufg.jp
(c)    Scotia Capital (USA) Inc.
250 Vesey Street, 24th Floor
New York, New York 10281
United States of America
Attention: Equity Capital Markets
Telephone: (212) 225-6850
Email: us.ecm@scotiabank.com and us.legal@scotiabank.com
With a copy to:
Simpson Thacher & Bartlett LLP
425 Lexington Avenue
New York, New York 10017
Attention: Mark Brod
Facsimile: (212) 455-2502
(d)    TXNM Energy, Inc.
414 Silver Ave. SW, MS 1245
Albuquerque, New Mexico 87102
Attention: General Counsel
Facsimile: (505) 241-2368
With a copy to:
Troutman Pepper Locke LLP
1001 Haxall Point, 15th Floor
Richmond, VA 23219
Attention: David I. Meyers
Facsimile: (804) 698-5176
Notwithstanding the foregoing, Transaction Proposals shall be delivered by the Company to the applicable Agent by telephone or email to:
(i)    BofA Securities, Inc.
Attention: ATM Execution Team
Email: dg.atm_execution@bofa.com
(iii)    MUFG Securities Americas Inc.
1221 Avenue of the Americas, 6th Floor
New York, New York 10020
Attention: Geoff Paul, Jason Stanger and Jeff Fesenmaier
Telephone: +1 (212) 405-7456, +1 (212) 405-6653
Email: FLOEStransactions@us.sc.mufg.jp, ECM@us.sc.mufg.jp and jfesenmaier@us.mufg.jp
(v)    The Bank of Nova Scotia
44 King Street West
Toronto, Ontario M5H 1H1, Canada

c/o Scotia Capital (USA) Inc.
250 Vesey Street, 24th Floor
New York, New York 10281
United States of America
Attention: U.S. Equity Derivatives
Telephone: (212) 225-5230, (212) 225-5582
Email: BNSEquityConfirmations@scotiabank.com and bahar.lorenzo@scotiabank.com
12.    No Fiduciary Relationship.
The Company acknowledges and agrees that each Agent and each Forward Purchaser is acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the offering of Shares contemplated hereby and any Terms Agreement or Confirmation (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company or any other person. Additionally, none of the Agents nor Forward Purchasers is advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and no Agent or Forward Purchaser shall have any responsibility or liability to the Company with respect thereto. Any review by the Agents or the Forward Purchasers of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Agents or the Forward Purchasers and shall not be on behalf of the Company.
13.    Adjustments for Stock Splits.
The parties acknowledge and agree that all share related numbers contained in this Agreement, any Transaction Proposal and any Transaction Acceptance shall be adjusted to take into account any stock split effected with respect to the Shares.
14.    Governing Law; Construction.
(a)    This Agreement and any Terms Agreement, and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement or any Terms Agreement (each a “Claim”), directly or indirectly, shall be governed by, and construed in accordance with, the laws of the State of New York.
(b)    The Section headings in this Agreement and any Terms Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement or any Terms Agreement.
15.    Persons Entitled to Benefit of Agreement.
This Agreement, any Terms Agreement and any Confirmation shall inure to the benefit of and be binding upon the parties hereto and thereto, respectively, and their respective successors and the officers, directors, affiliates and controlling persons referred to in Section 9 hereof. Nothing in this Agreement, any Terms Agreement or any Confirmation is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any such Terms Agreement or Confirmation or any provision contained herein or therein. No purchaser of Shares from or through an Agent shall be deemed to be a successor merely by reason of purchase.

16.    Counterparts.
This Agreement, any Terms Agreement and any Confirmation may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.
17.    Survival.
The respective indemnities, rights of contribution, representations, warranties and agreements of the Company, the Agents and the Forward Purchasers contained in this Agreement or any Terms Agreement or made by or on behalf of the Company, the Agents or the Forward Purchasers pursuant to this Agreement or any Terms Agreement or any certificate delivered pursuant hereto or thereto shall survive the delivery of and payment for the Shares and shall remain in full force and effect, regardless of any termination of this Agreement or any Terms Agreement or any investigation made by or on behalf of the Company, the Agents or the Forward Purchasers.
18.    Certain Defined Terms.
For purposes of this Agreement, except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under Act; the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City; and the term “subsidiary” has the meaning set forth in Rule 405 under the Act.
19.    Amendments or Waivers.
No amendment or waiver of any provision of this Agreement, any Terms Agreement or any Confirmation, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto or thereto, as the case may be.
20.    Headings.
The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.
21.    Recognition of U.S. Special Resolutions Regimes.
In the event that any Agent or Forward Purchaser that is a Covered Entity (as defined below) becomes subject to a proceeding under a U.S. Special Resolution Regime (as defined below), the transfer from such Agent or Forward Purchaser of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States. In the event that any Agent or Forward Purchaser that is a Covered Entity or a BHC Act Affiliate (as defined below) of such Agent or Forward Purchaser becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights (as defined below) under this Agreement that may be exercised against such Agent or Forward Purchaser are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States. “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI”

as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (x) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (y) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.
[Signature Page Follows]

If the foregoing correctly sets forth the understanding between the Company and the Agent, please so indicate in the space provided below for that purpose, whereupon this letter and your acceptance shall constitute a binding agreement among the Company and the Agent.
Very truly yours,
TXNM ENERGY, INC.

By:	/s/ Sabrina Greinel
Name:	Sabrina Greinel
Title:	Vice President, Treasurer and Strategy
[Signature Page to TXNM Distribution Agreement]

Accepted and agreed to as of the date first above written:
BOFA SECURITIES, INC.

By:	/s/ Kisondra Tanev
Name:	Kisondra Tanev
Title:	Managing Director
As Agent
BANK OF AMERICA, N.A.

By:	/s/ Jake Mendelsohn
Name:	Jake Mendelsohn
Title:	Managing Director

As Forward Purchaser, solely as the recipient and/or beneficiary of certain representations, warranties, covenants and indemnities set forth in this Agreement
[Signature Page to TXNM Distribution Agreement]

MUFG SECURITIES AMERICAS INC.

By:	/s/ Geoffrey Paul
Name:	Geoffrey Paul
Title:	Managing Director

As Agent
MUFG SECURITIES EMEA PLC

By:	/s/ Catherine Lucas
Name:	Catherine Lucas
Title:	Authorised Signatory
As Forward Purchaser, solely as the recipient and/or beneficiary of certain representations, warranties, covenants and indemnities set forth in this Agreement
[Signature Page to TXNM Distribution Agreement]

SCOTIA CAPITAL (USA) INC.

By:	/s/ Tim Mann
Name:	Tim Mann
Title:	Managing Director

As Agent
THE BANK OF NOVA SCOTIA

By:	/s/ Tim Mann
Name:	Tim Mann
Title:	Managing Director

As Forward Purchaser, solely as the recipient and/or beneficiary of certain representations, warranties, covenants and indemnities set forth in this Agreement

[Signature Page to TXNM Distribution Agreement]

Schedule A
Authorized Company Representatives

Title	Name	Telephone	Email
President and Chief Executive Officer	Joseph D. Tarry	505-241-4672	Don.Tarry@txnmenergy.com
Senior Vice President and Chief Financial Officer	Henry E. Monroy	505-241-2223	Henry.Monroy@txnmenergy.com
Vice President, Treasurer and Strategy	Sabrina G. Greinel	505-241-4683	Sabrina.Greinel@txnmenergy.com
Vice President and Corporate Controller	Gerald R. Bischoff	505-241-2245	Gerald.Bischoff@txnmenergy.com

A-1

Schedule B
1. Issuer General Use Prospectuses
None
2. Other information included in the General Disclosure Package
None

B-1

Schedule C
List of all subsidiaries of the Company
1.    Bellamah Holding Company
2.    Luna Power Company, LLC
3.    Meadows Resources, Inc.
4.    New Mexico PPA Corporation
5.    PNM Energy Transition Bond Company I, LLC
6.    Republic Holding Company
7.    Sunbelt Mining Company, Inc.
8.    PNMR Development and Management Corporation
9.    PNMR Services Company
10.    Public Service Company of New Mexico
11.    Texas-New Mexico Power Company
12.    TNP Enterprises, Inc.
13.    TNP Operating Company
C-1

Exhibit A
TXNM Energy, Inc. Common Stock
TERMS AGREEMENT
_____________, 20__
[●]1
Dear Sirs and Madams:
TXNM Energy, Inc., a New Mexico corporation (the “Company”), proposes, subject to the terms and conditions stated herein and in the Distribution Agreement dated March 3, 2026 (the “Distribution Agreement”) between the Company and BofA Securities, Inc., MUFG Securities Americas Inc. and Scotia Capital (USA) Inc. to issue and sell to [●]2 (the “Agent”) the securities specified in the Schedule hereto (the “Purchased Securities”). Unless otherwise defined below, terms defined in the Distribution Agreement shall have the same meanings when used herein.
Each of the provisions of the Distribution Agreement not specifically related to the solicitation by the Agent, as agent of the Company, of offers to purchase securities is incorporated herein by reference in its entirety, and shall be deemed to be part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein. Each of the representations, warranties and agreements set forth therein shall be deemed to have been made as of the date of this Terms Agreement and the Settlement Date set forth in the Schedule hereto.
An amendment to the Registration Statement or a supplement to the Prospectus, as the case may be, relating to the Purchased Securities, in the form heretofore delivered to the Agent, is now proposed to be filed with the Securities and Exchange Commission, if required by the Act.
Subject to the terms and conditions set forth herein and in the Distribution Agreement which are incorporated herein by reference, the Company agrees to issue and sell to the Agent, and the latter agrees to purchase from the Company, the Purchased Securities at the time and place and at the purchase price set forth in the Schedule hereto.
Notwithstanding any provision of the Distribution Agreement or this Terms Agreement to the contrary, the Company consents to the Agent trading in the Common Stock for Agent’s own account and for the account of its clients at the same time as sales of the Purchased Securities occur pursuant to this Terms Agreement.
[Signature Page Follows]

1 Insert name and address of applicable Agent.
2 Insert name and address of applicable Agent.
Exhibit A-1

If the foregoing is in accordance with your understanding, please sign and return to us a counterpart hereof, whereupon this Terms Agreement, including those provisions of the Distribution Agreement incorporated herein by reference, shall constitute a binding agreement between the Agent and the Company.
TXNM ENERGY, INC.
By:
Name:
Title:
Accepted and agreed as of
the date first above written:
[●]3
By:
Name:
Title:

3 Insert name of applicable Agent.
Exhibit A-2

Schedule to Terms Agreement
Title of Purchased Securities:
Common Stock, par value $[●] per share
Number of Shares of Purchased Securities:
[●] shares
Initial Price to Public:
$[●] per share
Purchase Price Payable by the Agent:
$[●] per share
Method of and Specified Funds for Payment of Purchase Price:
[By wire transfer to a bank account specified by the Company in same day funds.]
Method of Delivery:
[To the Agent’s account, or the account of the Agent’s designee, at The Depository Trust Company via DWAC in return for payment of the purchase price.]
Payment of fees and disbursements for counsel to the Agent:
[●]
Settlement Date:
[●], 20[●]
Closing Location:
[●]
Documents to be Delivered:
The following documents referred to in the Distribution Agreement shall be delivered on the Settlement Date as a condition to the closing for the Purchased Securities (which documents shall be dated on or as of the Settlement Date and shall be appropriately updated to cover any Permitted Free Writing Prospectuses and any amendments or supplements to the Registration Statement, the Prospectus, any Permitted Free Writing Prospectuses and any documents incorporated by reference therein):
(1)    the officer’s certificate referred to in Section 5(a)(i);
(2)    the opinions and negative assurance letter of the Company’s outside counsel and general counsel referred to in Section 5(a)(ii);
(3)    the “comfort” letters referred to in Section 5(a)(iii);
(4)    the opinion and negative assurance letter referred to in Section 5(b); and
(5)    such other documents as the Agent shall reasonably request.

Exhibit A-3

Time of Sale:
[●] [a.m./p.m.] (New York City time) on [●], [●]
Time of Sale information:
•The number of shares of Purchased Securities set forth above
•The initial price to public set forth above
•[Other]
Exhibit A-4

Exhibit B
CONFIRMATION
[Attached]
Exhibit B-1

Exhibit B
CONFIRMATION
[●], 202[●]

TO:	TXNM Energy, Inc. 414 Silver Ave. SW, MS 1245 Albuquerque, New Mexico 87102 Attention: General Counsel Facsimile: (505) 241-2368

FROM:
[Bank of America, N.A.
c/o BofA Securities, Inc.
One Bryant Park
New York, New York 10036]

[MUFG Securities EMEA plc
Ropemaker Place, 25 Ropemaker Street
London EC27 9AJ, United Kingdom]
[The Bank of Nova Scotia
GWO - Derivative Products
44 King Street West
Central Mail Room
Toronto, Ontario, Canada M5H 1H1
c/o Scotia Capital (USA) Inc.
250 Vesey Street, 24th Floor
New York, New York 10281][1,2,3]

RE:	Registered Forward Transaction
Ladies and Gentlemen:
The purpose of this letter agreement (this “Confirmation”) is to confirm the terms and conditions of the Transaction entered into between [ ] (“Dealer”) and TXNM Energy, Inc. (“Counterparty”) on the Trade Date specified below (the “Transaction”). This letter agreement constitutes a “Confirmation” as referred to in the ISDA Master Agreement specified below.
The definitions and provisions contained in the 2002 ISDA Equity Derivatives Definitions (the “Equity Definitions”), as published by the International Swaps and Derivatives Association, Inc., are incorporated into this Confirmation. In the event of any inconsistency between the Equity Definitions and this Confirmation, this Confirmation shall govern.

1 Insert for BofA.
2 Insert for MUFG.
3 Insert for Scotia.
Exhibit B-2

Each party is hereby advised, and each such party acknowledges, that the other party has engaged in, or refrained from engaging in, substantial financial transactions and has taken other material actions in reliance upon the parties’ entry into the Transaction to which this Confirmation relates on the terms and conditions set forth below.
1.     This Confirmation and the pricing supplement delivered hereunder evidence a complete and binding agreement between Dealer and Counterparty as to the terms of the Transaction to which this Confirmation relates. This Confirmation, together with any other Confirmations for registered forward transactions entered into between Dealer and Counterparty (each, an “Additional Confirmation”), shall supplement, form a part of and be subject to an agreement in the form of the ISDA 2002 Master Agreement (the “Agreement”) as if Dealer and Counterparty had executed an agreement in such form (but without any Schedule except for (a) the election of New York law (without regard to New York’s choice of laws doctrine other than Title 14 of Article 5 of the New York General Obligations Law (the “General Obligations Law”)) as the governing law and US Dollars (“USD”) as the Termination Currency; (b) the election that the “Cross Default” provisions of Section 5(a)(vi) of the Agreement shall apply to Dealer and will apply to Counterparty as if (1) the “Threshold Amount” with respect to Dealer were 3% of shareholders’ equity of [Dealer] [Dealer’s ultimate parent company] as of the Trade Date and the “Threshold Amount” with respect to Counterparty were [3]% of shareholders’ equity of Counterparty as of the Trade Date, (2) the phrase “or becoming capable at such time of being declared” were deleted from clause (1) of such Section 5(a)(vi) of the Agreement, (3) the following sentence shall be added to the end thereof: “Notwithstanding the foregoing, a default under subsection (2) hereof shall not constitute an Event of Default if (i) the default was caused solely by error or omission of an administrative or operational nature; (ii) funds were available to enable the party to make the payment when due; and (iii) the payment is made within three Local Business Days of such party’s receipt of written notice of its failure to pay.” and (4) the term “Specified Indebtedness” shall have the meaning specified in Section 14 of the Agreement, except that such term shall not include obligations in respect of deposits received in the ordinary course of a party’s banking business; and (c) the elections set forth in this Confirmation). In the event of any inconsistency between provisions of that Agreement and this Confirmation, this Confirmation will prevail for the purpose of the Transaction to which this Confirmation relates. The parties hereby agree that, other than the Transaction to which this Confirmation relates and the Transactions to which the Additional Confirmations, if any, relate (each, an “Additional Transaction”), no other Transaction shall be governed by the Agreement. If there exists any ISDA Master Agreement between Dealer or any of its Affiliates (each, a “Dealer Affiliate”) and Counterparty or any confirmation or other agreement between a Dealer Affiliate and Counterparty pursuant to which an ISDA Master Agreement is deemed to exist between such Dealer Affiliate and Counterparty, then notwithstanding anything to the contrary in such ISDA Master Agreement, such confirmation or agreement or any other agreement to which Dealer Affiliate and Counterparty are parties, the Transaction shall not be considered a Transaction under, or otherwise governed by, such existing or deemed ISDA Master Agreement. Notwithstanding anything to the contrary in any other agreement between the parties, the Transaction shall not be a “Specified Transaction” (or similarly treated) under any other agreement between the parties. For purposes of the Equity Definitions, this Transaction is a Share Forward Transaction.
2.     The terms of the particular Transaction to which this Confirmation relates are as follows:
General Terms:

Trade Date:	[●], 20[●]
Effective Date:
The first day occurring on or after the Trade Date on which Shares that are sold through [ ] (the “Agent”) acting as forward seller for Dealer pursuant to the Equity Distribution Agreement, dated March [3], 2026 among

Exhibit B-2

Counterparty, Dealer, the Agent and the other parties thereto (as amended or otherwise modified from time to time, the “Distribution Agreement”) have settled.
Seller:	Counterparty
Buyer:	Dealer
Shares:	The common stock of Counterparty, with no par value per share (Ticker Symbol: “TXNM”)
Number of Shares:
As specified in the Pricing Supplement, the aggregate number of Shares that are sold through the Agent acting as forward seller for Dealer pursuant to the Distribution Agreement during the period from and including the Trade Date through and including the Hedge Completion Date, not to exceed an aggregate of [______] Shares; provided, however, that on each Settlement Date, the Number of Shares shall be reduced by the number of Settlement Shares for such date.

Hedge Completion Date:
The earliest of (i) the date specified in writing as the Hedge Completion Date by Counterparty in a notice delivered on or prior to such specified Hedge Completion Date, (ii) any Settlement Date and (iii) [●], 202[●]. Promptly after the Hedge Completion Date, and in no event later than the second Scheduled Trading Day immediately following the Hedge Completion Date, Dealer will furnish Counterparty with a pricing supplement (the “Pricing Supplement”) substantially in the form of Annex A hereto specifying the Hedge Completion Date, the Number of Shares as of the Hedge Completion Date (the “Initial Number of Shares”), the Initial Forward Price and the Final Date, all determined in accordance with the terms hereof.

Initial Forward Price:	As specified in the Pricing Supplement, to be the product of (i) an amount equal to 1 minus [__]%; and (ii) the Volume-Weighted Hedge Price, subject to adjustment as set forth herein.
Volume-Weighted Hedge Price:
The volume-weighted average of the Gross Sales Prices (as defined in the Distribution Agreement) at which the Shares are sold through the Agent acting as forward seller for Dealer pursuant to the Distribution Agreement during the period from and including the Trade Date through and including the Hedge Completion Date (to the extent such Share sales have settled); provided that, for the purposes of calculating the Initial Forward Price, each such Gross Sales Price (other than the Gross Sales Price for the Hedge Completion Date) shall be subject to

Exhibit B-3

adjustment by the Calculation Agent in the same manner as the Forward Price pursuant to clause (b) of the definition thereof during the period from, and including the Trade Date to, and including, the Hedge Completion Date (such period, the “Initial Hedge Period”).
Forward Price:
(a)    On the Hedge Completion Date, the Initial Forward Price; and

(b)    On each calendar day thereafter, (i) the Forward Price as of the immediately preceding calendar day multiplied by (ii) the sum of 1 and the Daily Rate for such day; provided that, on each Forward Price Reduction Date, the Forward Price in effect on such date shall be the Forward Price otherwise in effect on such date, minus the Forward Price Reduction Amount for such Forward Price Reduction Date.'

Notwithstanding the foregoing, to the extent Counterparty delivers Shares hereunder on or after a Forward Price Reduction Date and on or before the record date for an ordinary cash dividend with an ex-dividend date corresponding to such Forward Price Reduction Date, the Calculation Agent shall adjust the Forward Price to the extent it determines, in good faith, that such an adjustment is appropriate to preserve the economic intent of the parties (taking into account Dealer’s commercially reasonable hedge positions in respect of the Transaction).

Daily Rate:	For any day, a rate (which may be positive or negative) equal to (i) (a) USD-Federal Funds Rate for such day minus (b) the Spread divided by (ii) 365.
USD-Federal Funds Rate:
For any day, the rate set forth for such day opposite the caption “Federal Funds”, as such rate is displayed on Bloomberg Screen “OBFR01 <Index> <GO>”, or any successor page; provided that, if no rate appears for a particular day on such page, the rate for the immediately preceding day for which a rate does so appear shall be used for such day.

Spread:	[ ]%.
Prepayment:	Not Applicable
Variable Obligation:	Not Applicable
Forward Price Reduction Dates:	As set forth on Schedule I
Exhibit B-4

Forward Price Reduction Amounts:	For each Forward Price Reduction Date, the Forward Price Reduction Amount set forth opposite such date on Schedule I.
Exchange:	The New York Stock Exchange
Related Exchange(s):	All Exchanges
Clearance System:	The Depository Trust Company
Market Disruption Event:	Section 6.3(a) of the Equity Definitions is hereby amended by replacing the first sentence in its entirety with the following: “‘Market Disruption Event’ means in respect of a Share or an Index, the occurrence or existence of (i) a Trading Disruption, (ii) an Exchange Disruption, (iii) an Early Closure or (iv) a Regulatory Disruption, in each case, that the Calculation Agent determines is material”.
Early Closure:	Section 6.3(d) of the Equity Definitions is hereby amended by deleting the remainder of the provision following the term “Scheduled Closing Time” in the fourth line thereof.
Regulatory Disruption:	Any event that Dealer, in its reasonable discretion based on the advice of its legal counsel, determines makes it appropriate with regard to any legal, regulatory or self-regulatory requirements or related policies and procedures that generally apply to transactions of a nature and kind similar to the Transaction (consistently applied) for Dealer to refrain from or decrease sales or purchases of Shares in connection with the Transaction.
Settlement:

Settlement Currency:	USD.
Settlement Date:
Any Scheduled Trading Day following the Effective Date and up to and including the Final Date that is either:

(a)    designated by Counterparty as a “Settlement Date” by a written notice (a “Settlement Notice”) that satisfies the Settlement Notice Requirements and is delivered to Dealer no less than (i) two Scheduled Trading Days prior to such Settlement Date, which may be the Final Date, if Physical Settlement applies, and (ii)  60 Scheduled Trading Days (or such other period of time as agreed between Counterparty and Dealer) prior to such Settlement Date, which may be the Final Date, if Cash Settlement or Net Stock Settlement applies; provided that,

Exhibit B-5

if Dealer shall fully unwind its hedge with respect to the portion of the Number of Shares to be settled during an Unwind Period by a date that is more than two Scheduled Trading Days prior to a Settlement Date specified above, Dealer may, by written notice to Counterparty, no fewer than two Scheduled Trading Days prior thereto, specify any Scheduled Trading Day prior to such original Settlement Date as the Settlement Date; or

(b) designated by Dealer as a Settlement Date pursuant to the “Termination Settlement” provisions of Paragraph 7(g) below;

provided that the Final Date will be a Settlement Date if on such date the Number of Shares as of such date is greater than zero.

Final Date:	As specified in the Pricing Supplement, to be the date that follows the Trade Date by [______] [days/months] (or if such day is not a Scheduled Trading Day, the next following Scheduled Trading Day).
Settlement Shares:	(a) With respect to any Settlement Date other than the Final Date, the number of Shares designated as such by Counterparty in the relevant Settlement Notice or designated by Dealer pursuant to the “Termination Settlement” provisions of Paragraph 7(g) below, as applicable; provided that the Settlement Shares so designated shall, in the case of a designation by Counterparty, (i) not exceed the Number of Shares at that time and (ii) be at least equal to the lesser of [ ] and the Number of Shares at that time, in each case, with the Number of Shares determined taking into account pending Settlement Shares; and

(b) with respect to the Settlement Date on the Final Date, a number of Shares equal to the Number of Shares at that time, with the Number of Shares determined taking into account pending Settlement Shares.
Settlement Method Election:	Physical Settlement, Cash Settlement or Net Stock Settlement, at the election of Counterparty as set forth in a Settlement Notice that satisfies the Settlement Notice Requirements; provided that Physical Settlement shall apply (i) if no Settlement Method is validly elected, (ii) with respect to any Settlement Shares in respect of which Dealer is unable to unwind its hedge by the end of the Unwind Period (taking into account any Additional Transactions with overlapping “Unwind Periods” (as defined in the applicable Additional Confirmation)) (A) in a manner that, in the reasonable judgment of Dealer based on the advice of its legal counsel, is
Exhibit B-6

consistent with the requirements for qualifying for the safe harbor provided by Rule 10b-18 (“Rule 10b-18”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or (B) in its good faith, commercially reasonable judgment, due to the occurrence of Disrupted Days or to the lack of sufficient liquidity in the Shares on any Exchange Business Day during the Unwind Period, (iii) to any Termination Settlement Date (as defined under “Termination Settlement” in Paragraph 7(g) below) and (iv) if the Final Date is a Settlement Date other than as the result of a valid Settlement Notice, in respect of such Settlement Date.
Settlement Notice Requirements:	Notwithstanding any other provision hereof, a Settlement Notice delivered by Counterparty that specifies Cash Settlement or Net Stock Settlement will not be effective to establish a Settlement Date or require Cash Settlement or Net Stock Settlement unless Counterparty represents and warrants to Dealer in such Settlement Notice that, as of the date of such Settlement Notice, Counterparty is not aware of any material nonpublic information regarding Counterparty or the Shares and represents and warrants that neither Counterparty nor any of its subsidiaries has applied, and shall not until after the first date on which no portion of the Transaction remains outstanding following any final exercise and settlement, cancellation or early termination of the Transaction, apply, for a loan, loan guarantee, direct loan (as that term is defined in the Coronavirus Aid, Relief and Economic Security Act (the “CARES Act”)) or other investment, or receive any financial assistance or relief under any program or facility (collectively “Financial Assistance”) that (I) is established under applicable law (whether in existence as of the Trade Date or subsequently enacted, adopted or amended), including without limitation the CARES Act and the Federal Reserve Act, as amended, and (II) (X) requires under applicable law (or any regulation, guidance, interpretation or other pronouncement of a governmental authority with jurisdiction for such program or facility) as a condition of such Financial Assistance, that Counterparty comply with any requirement not to, or otherwise agree, attest, certify or warrant that it has not, as of the date specified in such condition, repurchased, or will not repurchase, any equity security of Issuer, and that it has not, as of the date specified in the condition, made a capital distribution or will make a capital distribution, or (Y) where the terms of the Transaction would cause Counterparty under any circumstances to fail to satisfy
Exhibit B-7

any condition for application for or receipt or retention of the Financial Assistance (collectively “Restricted Financial Assistance”), other than any such applications for Restricted Financial Assistance that were (or would be) made (x) determined based on advice of outside counsel of national standing that the terms of the Transaction would not cause Counterparty to fail to satisfy any condition for application for or receipt or retention of such Financial Assistance based on the terms of the program or facility as of the date of such advice or (y) after delivery to Dealer of evidence or other guidance from a governmental authority with jurisdiction for such program or facility that the Transaction is permitted under such program or facility (either by specific reference to the Transaction or by general reference to transactions with the attributes of the Transaction in all relevant respects).
Physical Settlement:
On any Settlement Date in respect of which Physical Settlement applies, Counterparty shall deliver to Dealer through the Clearance System a number of Shares equal to the Settlement Shares in respect of which Physical Settlement applies for such Settlement Date, and Dealer shall pay to Counterparty, by wire transfer of immediately available funds to an account designated by Counterparty, an amount equal to the Physical Settlement Amount for such Settlement Date. If, on any Settlement Date, the Shares to be delivered by Counterparty to Dealer hereunder are not so delivered (the “Deferred Shares”), and a Forward Price Reduction Date occurs during the period from, and including, such Settlement Date to, but excluding, the date such Shares are actually delivered to Dealer, then the portion of the Physical Settlement Amount payable by Dealer to Counterparty in respect of the Deferred Shares shall be reduced by an amount equal to the Forward Price Reduction Amount for such Forward Price Reduction Date, multiplied by the number of Deferred Shares. For the avoidance of doubt, no Forward Price Reduction Amount for a Forward Price Reduction Date shall be applied to reduce the Forward Price more than once.

Physical Settlement Amount:	For any Settlement Date for which Physical Settlement is applicable, an amount in cash equal to the product of (a) the Forward Price in effect on the relevant Settlement Date multiplied by (b) the Settlement Shares to which Physical Settlement applies for such Settlement Date.
Cash Settlement:	On any Settlement Date in respect of which Cash Settlement applies, if the Cash Settlement Amount
Exhibit B-8

(calculated in respect of the Settlement Shares in respect of which Cash Settlement applies) is (i) a positive number, Dealer will pay the Cash Settlement Amount to Counterparty or (ii) a negative number, Counterparty will pay the absolute value of the Cash Settlement Amount to Dealer. Such amounts shall be paid on such Settlement Date by wire transfer of immediately available funds.
Cash Settlement Amount:
An amount determined by the Calculation Agent equal to:

(a)    (i)(A) the weighted average (weighted on the same basis as sub-clause (B)) of the Forward Prices on each day during the applicable Unwind Period (calculated assuming no reduction to the Forward Price for any Forward Price Reduction Date that occurs during such Unwind Period, which is accounted for in clause (b) below), minus USD [ ], minus (B) the weighted average price (the “Unwind Purchase Price”) at which Dealer purchases Shares during the Unwind Period to unwind its hedge with respect to the portion of the Number of Shares to be settled through Cash Settlement or Net Stock Settlement (including, for the avoidance of doubt, purchases on any Disrupted Day in part), taking into account Shares anticipated to be delivered or received if Net Stock Settlement applies and the restrictions of Rule 10b-18 under the Exchange Act agreed to hereunder, multiplied by (ii) the Settlement Shares to which Cash Settlement or Net Stock Settlement, as applicable, applies for the relevant Settlement Date; minus

(b)    the product of (i) the Forward Price Reduction Amount for any Forward Price Reduction Date that occurs during such Unwind Period, and (ii) the number of Settlement Shares in respect of which Cash Settlement or Net Stock Settlement, as applicable, applies for such Settlement Date with respect to which Dealer has not unwound its hedge, including the settlement of such unwinds, as of such Forward Price Reduction Date.

Net Stock Settlement:	On any Settlement Date in respect of which Net Stock Settlement applies, if the Cash Settlement Amount (calculated in respect of the Settlement Shares in respect of which Net Stock Settlement applies) is a (i) positive number, Dealer shall deliver a number of Shares to Counterparty equal to the Net Stock Settlement Shares, or (ii) negative number, Counterparty shall deliver a number of Shares to Dealer equal to the Net Stock Settlement Shares; provided that, if during the applicable
Exhibit B-9

Unwind Period Dealer determines in its commercially reasonable judgment that it would be required to deliver Net Stock Settlement Shares to Counterparty, Dealer may elect to deliver a portion of such Net Stock Settlement Shares on one or more dates prior to the applicable Settlement Date.

Net Stock Settlement Shares:	With respect to a Settlement Date, the absolute value of the Cash Settlement Amount (calculated in respect of the Settlement Shares in respect of which Net Stock Settlement applies) divided by the Unwind Purchase Price, with the number of Shares rounded up in the event such calculation results in a fractional number.
Unwind Period:	The period from and including the first Exchange Business Day following the date Counterparty validly elects Cash Settlement or Net Stock Settlement in respect of a Settlement Date through the second Scheduled Trading Day preceding such Settlement Date, subject to “Termination Settlement” as described in Paragraph 7(g) below.
Share Cap:
Notwithstanding any other provision of this Confirmation, in no event will Counterparty be required to deliver to Dealer on any Settlement Date, whether pursuant to Physical Settlement, Net Stock Settlement or any Private Placement Settlement, a number of Shares in excess of (i) 150% of the Initial Number of Shares minus (ii) the aggregate number of Shares delivered by Counterparty to Dealer hereunder prior to such Settlement Date, in each case, subject to adjustment from time to time in accordance with the provisions of this Confirmation or the Equity Definitions.

Other Applicable Provisions:
To the extent Dealer or Counterparty is obligated to deliver Shares hereunder, the provisions of Sections 9.2 (last sentence only), 9.4, 9.8, 9.9, 9.10 and 9.11 of the Equity Definitions will be applicable as if “Physical Settlement” applied to the Transaction; provided that, in such case, with respect to any delivery of Shares by Dealer, the Representation and Agreement contained in Section 9.11 of the Equity Definitions shall be modified by excluding any representations therein relating to restrictions, obligations, limitations or requirements under applicable securities laws that exist as a result of the fact that Counterparty is the issuer of the Shares.

Exhibit B-10

Adjustments:

Method of Adjustment:
Calculation Agent Adjustment. Section 11.2(e) of the Equity Definitions is hereby amended by deleting clause (iii) thereof.

Notwithstanding Section 11.2(e) of the Equity Definitions, the following repurchases of Shares (if applicable) shall not be considered to be a Potential Adjustment Event:

(i) Shares withheld from employees of Counterparty or its Affiliates to pay certain withholding taxes upon the vesting of Share awards granted to such employees under compensation or benefit plans of Counterparty;

(ii) Shares purchased in connection with the reinvestment of dividends by recipients of Share awards under Counterparty’s compensation or benefit plans;

(iii) Shares purchased in connection with the operation of Counterparty’s 401(k) plans or dividend reinvestment and direct stock purchase plans; and

(iv) Shares purchased by Counterparty in connection with the issuance and/or delivery of Shares to employees, officers and directors under employee, officer and director compensation programs (including Counterparty’s long-term incentive plan).

Notwithstanding Section 11.2(e) of the Equity Definitions, the following shall not be considered to be a Potential Adjustment Event:

(i) any issuance of Shares by Counterparty to employees, officers and directors of Counterparty, including pursuant to compensation programs (including Counterparty’s long-term incentive plan);

(ii) any issuance of Shares pursuant to the Dividend Reinvestment and Stock Purchase Plan of Counterparty;

(iii) any issuance of any convertible or exchangeable securities by Counterparty (including any stock purchase contracts, but expressly excluding any issuance as described in Section 11.2(e)(i) or (ii) of the Equity Definitions), even if such securities are convertible into or exchangeable or exercisable for Shares;

Exhibit B-11

(iv) the issuance of any Shares as a result of the conversion, exchange or exercise of any convertible or exchangeable securities outstanding as of the date hereof or issued by Counterparty as described in clause (iii) above, as the case may be; and

(v) the issuance of any Shares upon the settlement of outstanding restricted stock unit or performance share awards.

Additional Adjustment:	If, in Dealer’s good faith and commercially reasonable judgment, the actual cost to Dealer (or an affiliate of Dealer), over any eight (8) consecutive Scheduled Trading Day period, of borrowing a number of Shares equal to the Number of Shares to hedge in a commercially reasonable manner its exposure to this Transaction (or if Dealer’s Hedge Position involves the borrowing of less than the Number of Shares, then such lesser number of Shares as are covered by such Hedge Position) exceeds a volume weighted average rate equal to [50] basis points per annum, the Calculation Agent shall reduce the Forward Price in order to compensate Dealer for the amount by which such actual cost exceeded a volume weighted average rate equal to [50] basis points per annum during such period.

Extraordinary Events:

Extraordinary Events:	In lieu of the applicable provisions contained in Article 12 of the Equity Definitions, the consequences of any Extraordinary Event (including, for the avoidance of doubt, any Merger Event, Tender Offer, Nationalization, Insolvency, Delisting or Change in Law) shall be as specified below under the headings “Acceleration Events” and “Termination Settlement” in Paragraphs 7(f) and 7(g), respectively. Notwithstanding anything to the contrary herein or in the Equity Definitions, no Additional Disruption Event will be applicable except to the extent expressly referenced in Paragraph 7(f) below. The definition of “Tender Offer” in Section 12.1(d) of the Equity Definitions is hereby amended by replacing “10%” with “20%.”
Hedging Party:	Dealer or an affiliate of Dealer that is involved in the hedging of the Transaction for all applicable Additional Disruption Events.
Non-Reliance:	Applicable
Agreements and Acknowledgments Regarding Hedging Activities:	Applicable
Exhibit B-12

Additional Acknowledgments:	Applicable
Transfer:
Notwithstanding anything to the contrary herein or in the Agreement, Dealer may assign, transfer and set over all rights, title and interest, powers, privileges and remedies of Dealer under this Transaction, in whole or in part, to an affiliate of Dealer of equivalent credit quality (or whose obligations are guaranteed by an entity of equivalent credit quality) so long as (a) Counterparty will not be required to pay, nor is there a substantial likelihood that it will be required to pay, to such assignee or transferee an amount in respect of an Indemnifiable Tax under Section 2(d)(i)(4) of the Agreement greater than the amount in respect of which Counterparty would have been required to pay Dealer in the absence of such assignment or transfer; (b) Counterparty will not receive a payment, nor is there a substantial likelihood that it would receive a payment, from which an amount has been withheld or deducted on account of a Tax under Section 2(d)(i) of the Agreement, such that the amount of the payment that Counterparty receives (taking into account any additional amounts paid under Section 2(d)(i)(4) of the Agreement) is less than the amount that Counterparty would have received in the absence of such assignment or transfer; (c) such assignment or transfer will not be treated as a deemed exchange for Counterparty for U.S. federal income tax purposes; and (d) no Event of Default, Potential Event of Default or Termination Event will occur as a result of such assignment or transfer.

3.     Calculation Agent:    Dealer; unless an Event of Default under Section 5(a)(vii) of the Agreement has occurred and is continuing with respect to Dealer, in which case Counterparty shall have the right to designate a recognized dealer for so long as such Event of Default continues in the relevant derivatives market to replace Dealer as Calculation Agent. Notwithstanding anything to the contrary in the Agreement, the Equity Definitions or this Confirmation, whenever Dealer, acting as any of the Calculation Agent or Hedging Party, is required to act or to exercise judgment or discretion in any way with respect to the Transaction hereunder (including, without limitation, by making calculations, adjustments or determinations with respect to the Transaction), it will do so in good faith and in a commercially reasonable manner. Dealer shall, within five (5) Exchange Business Days of a written request by Counterparty, provide a written explanation of any judgment, calculation, adjustment or determination made by Dealer, as to the Transaction, in its capacity as Calculation Agent or Hedging Party, including, where applicable, a description of the methodology and the basis for such judgment, calculation, adjustment or determination in reasonable detail, it being agreed and understood that Dealer shall not be obligated to disclose any confidential or proprietary models or other information that Dealer believes to be confidential, proprietary or subject to contractual, legal or regulatory obligations not to disclose such information, in each case, used by it for such judgment, calculation, adjustment or determination.

Exhibit B-13

4.     Account Details:

(a) Account for delivery of Shares to Dealer:	To be furnished
(b) Account for delivery of Shares to Counterparty:	To be furnished
(c) Account for payments to Counterparty:	To be advised under separate cover or telephone confirmed prior to each Settlement Date
(d) Account for payments to Dealer:	To be advised under separate cover or telephone confirmed prior to each Settlement Date
5.     Offices:
The Office of Counterparty for the Transaction is: Inapplicable, Counterparty is not a Multibranch Party.
The Office of Dealer for the Transaction is: [ ].
6.     Notices: For purposes of this Confirmation:
(a)    Address for notices or communications to Counterparty:

TXNM Energy, Inc.
414 Silver Ave. SW
Albuquerque, New Mexico 87102-3289
Attn: [●]
Telephone: [●]

With a copy to:

Troutman Pepper Hamilton Sanders LLP
1001 Haxall Point, 15th Floor
Richmond, VA 23219
Attention: David I. Meyers
Facsimile: (804) 698-5176

(b)    Address for notices or communications to Dealer:

[Bank of America, N.A.
    One Bryant Park, 8th Fl.
    New York, New York 10036
    Attention: Strategic Equity Solutions Group
    Telephone: 646-855-6770
    Email: dg.issuer_derivatives_notices@bofa.com]4

    [MUFG Securities EMEA plc

4 Insert for BofA.
Exhibit B-14

Ropemaker Place, 25 Ropemaker Street
    London EC27 9AJ, United Kingdom
    Attention: Derivative Confirmations
Fax: +44 (0) 20 7577 2898/2875
Email: docsconfirms@int.sc.mufg.jp, with a copy to: ECM@us.sc.mufg.jp]5

[The Bank of Nova Scotia
GWO - Derivative Products
44 King Street West
Central Mail Room
Toronto, Ontario, Canada M5H 1H1
c/o Scotia Capital (USA) Inc.
250 Vesey Street, 24th Floor
New York, New York 10281
Attention: Equity Capital Markets
Telephone: [●]
Email: [●]]6

7.     Other Provisions:
(a)    Conditions to Effectiveness. This Transaction shall be effective if and only if Shares are sold by the Agent acting as forward seller for Dealer on or after the Trade Date and on or before the Hedge Completion Date pursuant to the Distribution Agreement. If the Distribution Agreement is terminated prior to any such sale of Shares thereunder during such period, the parties shall have no further obligations in connection with this Transaction, other than in respect of breaches of representations or covenants on or prior to such date.
(b)    Distribution Agreement Representations, Warranties and Covenants. On the Trade Date and on each date on which Dealer or its affiliates makes a sale pursuant to a prospectus in connection with a hedge of this Transaction, Counterparty repeats and reaffirms as of such date each of its representations and warranties contained in the Distribution Agreement. Counterparty hereby agrees to comply with its covenants contained in the Distribution Agreement as if such covenants were made in favor of Dealer.
(c)    Interpretive Letter. The parties agree and acknowledge that this Transaction is being entered into in accordance with the October 9, 2003 interpretive letter from the staff of the Securities and Exchange Commission to Goldman, Sachs & Co. (the “Interpretive Letter”). In addition, Counterparty represents that it is eligible to conduct a primary offering of Shares on Form S-3, the offering contemplated by the Distribution Agreement complies with Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), and the Shares are “actively traded” as defined in Rule 101(c)(1) of Regulation M.
5 Insert for MUFG.
6 Insert for Scotia.
Exhibit B-15

(d)    Agreements and Acknowledgments Regarding Shares.
(i)    Counterparty agrees and acknowledges that, in respect of any Shares delivered to Dealer hereunder, such Shares shall be newly issued (unless mutually agreed otherwise by the parties) and shall, upon such delivery, be duly and validly authorized, issued and outstanding, fully paid and nonassessable, free of any lien, charge, claim or other encumbrance and not subject to any preemptive or similar rights and shall, upon such issuance, be accepted for listing or quotation on the Exchange, subject to notice of issuance and Paragraph 7(i) below.
(ii)    Counterparty acknowledges that Dealer (or an affiliate of Dealer) will hedge its exposure to this Transaction by selling Shares borrowed from third party securities lenders pursuant to a registration statement. The parties acknowledge that, pursuant to the terms of the Interpretive Letter, the Shares (up to the Initial Number of Shares) delivered by Counterparty to Dealer (or an affiliate of Dealer) in connection with this Transaction may be used by Dealer (or an affiliate of Dealer) to close out open borrowings of Shares created in the course of its hedging activities relating to its exposure under this Transaction without further registration of the delivery of such Shares and without delivering a prospectus in connection with the delivery of such Shares. Accordingly, and subject to Paragraph 7(d)(iv), Counterparty agrees that the Shares that it delivers to Dealer (or an affiliate of Dealer) upon settlement of the Transaction will not bear a restrictive legend and that such Shares will be deposited in, and the delivery thereof shall be effected through the facilities of, the Clearance System.
(iii)    Counterparty agrees and acknowledges that it has reserved and will keep available at all times, free from preemptive or similar rights and free from any lien, charge, claim or other encumbrance, authorized but unissued Shares at least equal to the Share Cap, solely for the purpose of settlement under this Transaction.
(iv)    Unless the provisions set forth below under “Private Placement Procedures” are applicable, Dealer agrees to use any Shares delivered by Counterparty hereunder on any Settlement Date to return Shares to securities lenders to close out open securities loans created by Dealer or an affiliate of Dealer in the course of Dealer’s or such affiliate’s hedging activities related to Dealer’s exposure under this Transaction.
(v)    In connection with bids and purchases of Shares in connection with any Cash Settlement or Net Stock Settlement of this Transaction, Dealer shall use its good faith efforts to conduct its activities, or cause its affiliates to conduct their activities, in a manner consistent with the requirements of the safe harbor provided by Rule 10b-18 under the Exchange Act, as if such provisions were applicable to such purchases and any analogous purchases under any Additional Transaction.
(vi)    Dealer acknowledges that Counterparty may enter into one or more other forward transactions for its Shares during the term of this Transaction pursuant to Confirmation(s) (as defined in the Distribution Agreement) with Forward Purchaser(s) (as defined in the Distribution Agreement) other than Dealer (each, an “Other Forward”). Dealer and Counterparty agree that if Counterparty designates a Settlement Date, or if a Settlement Date occurs on the Final Date, in each case with respect to any Other Forward and for which Cash Settlement or Net Stock
Exhibit B-16

Settlement is applicable, and the resulting Unwind Period for the Other Forward coincides for any period of time with an Unwind Period for the Transaction (the “Overlap Unwind Period”), Counterparty shall notify Dealer prior to the commencement of such Overlap Unwind Period, and Dealer shall only be permitted to purchase Shares to unwind its hedge in respect of the Transaction on every other Exchange Business Day during such Overlap Unwind Period, commencing on the day designated by Counterparty in such notice to Dealer (which shall be either the first or the second day of such Overlap Unwind Period).
(e)    Additional Representations and Agreements of Counterparty. Counterparty represents, warrants and agrees as follows:
(i)    Counterparty represents to Dealer on the Trade Date and on any date that Counterparty notifies Dealer that Cash Settlement or Net Stock Settlement applies to this Transaction, that (A) Counterparty is not aware of any material nonpublic information regarding Counterparty or the Shares, (B) each of its filings under the Securities Act, the Exchange Act or other applicable securities laws that are required to be filed have been filed and that, as of the date of this representation, when considered as a whole (with the more recent such filings deemed to amend inconsistent statements contained in any earlier such filings), there is no misstatement of material fact contained therein or omission of a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading, (C) Counterparty is not entering into this Confirmation or making any election hereunder to create actual or apparent trading activity in the Shares (or any security convertible into or exchangeable for Shares) or to raise or depress or otherwise manipulate the price of the Shares (or any security convertible into or exchangeable for Shares) and (D) Counterparty has not and will not directly or indirectly violate any applicable law (including, without limitation, the Securities Act and the Exchange Act) in connection with this Transaction. In addition to any other requirements set forth herein, Counterparty agrees not to elect Cash Settlement or Net Stock Settlement if, in the reasonable judgment of Counterparty (or if in the reasonable judgment of Dealer, as previously notified in writing to Counterparty), such settlement or Dealer’s related market activity would result in a violation of the U.S. federal securities laws or any other federal or state law or regulation applicable to Counterparty.
(ii)    It is the intent of Dealer and Counterparty that following any election of Cash Settlement or Net Stock Settlement by Counterparty, the purchase of Shares by Dealer during any Unwind Period comply with the requirements of Rule 10b5-l(c)(l)(i)(B) of the Exchange Act and that this Confirmation shall be interpreted to comply with the requirements of Rule 10b5-l(c). Counterparty acknowledges that (a) during any Unwind Period Counterparty shall not have, and shall not attempt to exercise, any influence over how, when or whether to effect purchases of Shares by Dealer (or its agent or affiliate) in connection with this Confirmation and (b) Counterparty is entering into the Agreement and this Confirmation in good faith and not as part of a plan or scheme to evade compliance with federal securities laws including, without limitation, Rule 10b-5 promulgated under the Exchange Act.
(iii)    Counterparty shall, at least one day prior to the first day of any Unwind Period, notify Dealer of the total number of Shares purchased in Rule 10b-18
Exhibit B-17

purchases of blocks pursuant to the once-a-week block exception contained in Rule 10b-18(b)(4) by or for Counterparty or any of its affiliated purchasers during each of the four calendar weeks preceding the first day of the Unwind Period and during the calendar week in which the first day of the Unwind Period occurs (“Rule 10b-18 purchase”, “blocks” and “affiliated purchaser” each being used as defined in Rule 10b-18). Counterparty agrees to take all actions, and to omit to take any actions, reasonably requested by Dealer (and based on advice of counsel) for this Transaction to comply with the Interpretive Letter. Without limiting the foregoing, Counterparty agrees that neither it nor any “affiliated purchaser” (as defined in Regulation M (“Regulation M”) promulgated under the Exchange Act) will, directly or indirectly, bid for, purchase or attempt to induce any person to bid for or purchase, the Shares or securities that are convertible into, or exchangeable or exercisable for, Shares during any “restricted period” as such term is defined in Regulation M.
(iv)    During any Unwind Period, Counterparty shall (a) notify Dealer prior to the opening of trading in the Shares on any day on which Counterparty makes, or expects to be made, any public announcement (as defined in Rule 165(f) under the Securities Act) of any merger, acquisition or similar transaction involving a recapitalization relating to Counterparty (other than any such transaction in which the consideration consists solely of cash and there is no valuation period), (b) promptly notify Dealer following any such announcement that such announcement has been made and (c) promptly deliver to Dealer following the making of any such announcement information indicating (A) Counterparty’s average daily Rule 10b-18 purchases (as defined in Rule 10b-18) during the three full calendar months preceding the date of the announcement of such transaction and (B) Counterparty’s block purchases (as defined in Rule 10b-18) effected pursuant to paragraph (b)(4) of Rule 10b-18 during the three full calendar months preceding the date of the announcement of such transaction. In addition, Counterparty shall promptly notify Dealer of the earlier to occur of the completion of such transaction and the completion of the vote by target shareholders.
(v)    Counterparty shall not, nor shall it cause any of its affiliated purchasers (within the meaning of Rule 10b-18 under the Exchange Act) to, take or refrain from taking any action (including, without limitation, any direct purchases by Counterparty or any of its affiliates, or any purchases by a party to a derivative transaction with Counterparty or any of its affiliates), either under this Confirmation, under an agreement with another party or otherwise, that might cause any purchases of Shares by Dealer or any of its affiliates in connection with any Cash Settlement or Net Stock Settlement of this Transaction not to meet the requirements of the safe harbor provided by Rule 10b-18 determined as if all such foregoing purchases were made by Counterparty.
(vi)    Counterparty will not engage in any “distribution” (as defined in Regulation M) that would cause a “restricted period” (as defined in Regulation M) to occur during any Unwind Period.
(vii)    Counterparty is not, and after giving effect to the transactions contemplated hereby will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.
Exhibit B-18

(viii)    As of the date hereof, the Trade Date and the date of any payment or delivery by Counterparty or Dealer under any Transaction, it is not and will not be “insolvent” (as such term is defined under Section 101(32) of the Bankruptcy Code).
(ix)    Without limiting the generality of Section 13.1 of the Equity Definitions, Counterparty acknowledges that Dealer is not making any representations or warranties or taking any position or expressing any view with respect to the treatment of this Transaction under any accounting standards including ASC Topic 260, Earnings Per Share, ASC Topic 815, Derivatives and Hedging, or ASC Topic 480, Distinguishing Liabilities from Equity and ASC 815-40, Derivatives and Hedging – Contracts in Entity’s Own Equity (or any successor issue statements) or under FASB’s Liabilities & Equity Project.
(x)    Counterparty understands no obligations of Dealer to it hereunder will be entitled to the benefit of deposit insurance and that such obligations will not be guaranteed by any affiliate of Dealer or any governmental agency.
(xi)    As of the Trade Date, neither the certificate of incorporation nor the bylaws of Counterparty contain any limitation on ownership of the Shares that would give rise to any reporting, consent, registration or other requirement (including any requirement to obtain prior approval from any person or entity).
(xii)    No filing with, or approval, authorization, consent, license, registration, qualification, order or decree of, any court or governmental authority or agency, domestic or foreign, is necessary or required for the execution, delivery and performance by Counterparty of this Confirmation and the consummation of this Transaction (including, without limitation, the issuance and delivery of Shares on any Settlement Date) except (a) such as have been obtained under the Securities Act and (b) as may be required to be obtained under state securities laws.
(xiii)    Counterparty (a) has such knowledge and experience in financial and business affairs as to be capable of evaluating the merits and risks of entering into this Transaction; (b) has consulted with its own legal, financial, accounting and tax advisors in connection with this Transaction; and (c) is entering into this Transaction for a bona fide business purpose.
(xiv)    As of the date hereof and on any date that Counterparty notifies Dealer that Cash Settlement or Net Stock Settlement applies to this Transaction, Counterparty is not the subject of any civil proceeding of a judicial or administrative body of competent jurisdiction that is likely to impair materially Counterparty’s ability to perform its obligations hereunder.
(xv) Counterparty will, within two Scheduled Trading Days, notify Dealer upon obtaining knowledge of the occurrence of an Event of Default with respect to Counterparty or a Potential Adjustment Event (other than any Potential Adjustment Event set forth in clause (v) or clause (vii) of Section 11.2(e) of the Equity Definitions); provided that should Counterparty be in possession of material non-public information regarding Counterparty, Counterparty shall not communicate such information to Dealer.
(xvi)    Counterparty (a) is capable of evaluating investment risks independently,
Exhibit B-19

both in general and with regard to all transactions and investment strategies involving a security or securities; (b) will exercise independent judgment in evaluating the recommendations of any broker-dealer or its associated persons, unless it has otherwise notified the broker-dealer in writing; and (c) has total assets of at least $50 million as of the date hereof.
(f)    Acceleration Events. Each of the following events shall constitute an “Acceleration Event”:
(i)    Stock Borrow Event. In the commercially reasonable judgment of Dealer (A) Dealer (or any relevant affiliate of Dealer) is not able to hedge its exposure under this Transaction because insufficient Shares are made available for borrowing by securities lenders or (B) Dealer (or any relevant affiliate of Dealer) would incur a cost to borrow (or to maintain a borrow of) Shares to hedge its exposure under this Transaction that is greater than a rate equal to 200 basis points per annum (each, a “Stock Borrow Event”);
(ii)    Dividends and Other Distributions. On any day occurring after the Trade Date, Counterparty declares a distribution, issue or dividend to existing holders of the Shares of (A) any cash dividend (other than an Extraordinary Dividend) to the extent all cash dividends having an ex-dividend date during the period from, and including, any Forward Price Reduction Date (with the Trade Date being a Forward Price Reduction Date for purposes of this Paragraph 7(f)(ii) only) to, but excluding, the next subsequent Forward Price Reduction Date exceeds, on a per Share basis, the Forward Price Reduction Amount set forth opposite the first date of any such period on Schedule I, (B) any Extraordinary Dividend, (C) any share capital or other securities of another issuer acquired or owned (directly or indirectly) by Counterparty as a result of a spin-off or other similar transaction or (D) any other type of securities (other than Shares), rights or warrants or other assets, in any case for payment (cash or other consideration) at less than the prevailing market price, as determined in good faith and a commercially reasonable manner by Calculation Agent for which the related record date occurs during the period from, and including, the Effective Date to, but excluding, the Final Date (or, if later, the last date on which Shares are delivered by Counterparty to Dealer in settlement of this Transaction). “Extraordinary Dividend” means any dividend or distribution declared by the Issuer with respect to the Shares with an ex-dividend date occurring on any day following the Trade Date that, in the good faith and commercially reasonable determination of Calculation Agent, is (1) a payment or distribution by the Issuer to holders of Shares that the Issuer announces will be an “extraordinary” or “special” dividend or distribution or (2) any other dividend or distribution on the Shares that is, by its terms or declared intent, outside the normal course of operations or normal dividend policies or practices of the Issuer;
(iii)    ISDA Termination. Either Dealer or Counterparty has the right to designate an Early Termination Date pursuant to Section 6 of the Agreement;
(iv)    Other ISDA Events. The occurrence of an Announcement Date in respect of any Merger Event, Tender Offer, Nationalization, Insolvency or Delisting or the occurrence of any Change in Law; provided that, in case of a Delisting, in addition to the provisions of Section 12.6(a)(iii) of the Equity Definitions, it will also constitute a Delisting if the Exchange is located in the United States and the Shares
Exhibit B-20

are not immediately re-listed, re-traded or re-quoted on any of the New York Stock Exchange, The Nasdaq Global Select Market or The Nasdaq Global Market (or their respective successors), and if the Shares are immediately re-listed, re-traded or re-quoted on any such exchange or quotation system, such exchange or quotation system shall be deemed to be the “Exchange”; provided further that (a) the definition of “Change in Law” provided in Section 12.9(a)(ii) of the Equity Definitions is hereby amended by (A) replacing the phrase “the interpretation” in the third line thereof with the phrase “or public announcement or statement of the formal or informal interpretation” and (B) immediately following the word “Transaction” in clause (X) thereof, adding the phrase “in the manner contemplated by the Dealer on the Trade Date” and (b) any determination as to whether (A) the adoption of or any change in any applicable law or regulation (including, without limitation, any tax law) or (B) the promulgation of or any change in or announcement or statement of the formal or informal interpretation by any court, tribunal or regulatory authority with competent jurisdiction of any applicable law or regulation (including any action taken by a taxing authority), in each case, constitutes a “Change in Law” shall be made without regard to Section 739 of the Wall Street Transparency and Accountability Act of 2010 (the “WSTAA”) or any similar provision in any legislation enacted on or after the Trade Date; or
(v)    Ownership Event. In the good faith judgment of Dealer, acting based on the advice of counsel, determines on any day, the Share Amount for such day exceeds the Post-Effective Limit for such day (if any applies) (each, an “Ownership Event”). For purposes of this sub-paragraph (v), the “Share Amount” as of any day is the number of Shares that Dealer and any person whose ownership position would be aggregated with that of Dealer (Dealer or any such person, a “Dealer Person”) under any law, rule, regulation or regulatory order or Counterparty constituent document that for any reason is, or after the Trade Date becomes, applicable to ownership of Shares (“Applicable Provisions”), owns, beneficially owns, constructively owns, controls, holds the power to vote or otherwise meets a relevant definition of ownership of under the Applicable Provisions, as determined by Dealer in its reasonable discretion. The “Post-Effective Limit” means (x) the minimum number of Shares that would give rise to reporting or registration obligations (except for any filing requirements on Form 13F, Schedule 13D or Schedule 13G under the Exchange Act) or other requirements (including obtaining prior approval from any person or entity) of a Dealer Person, or would result in an adverse effect on a Dealer Person, under the Applicable Provisions, as determined by Dealer in its reasonable discretion, minus (y) 0.5% of the number of Shares outstanding.
(g)    Materially Increased Costs. Upon the occurrence of any Change in Law specified in clause (Y) of the definition thereof, Dealer and Counterparty agree to negotiate in good faith for at least five Exchange Business Days (the “Amendment Period”) to amend this Confirmation to take account of the resulting “materially increased cost” as such phrase is used in clause (Y) of the definition of “Change in Law.” Such amendment may, if agreed by Dealer and Counterparty, result in a Change in Law to which an Acceleration Event applies. If, after negotiating in good faith during the Amendment Period to so amend this Confirmation, Dealer and Counterparty are unable to agree upon such an amendment, the relevant Change in Law specified in clause (Y) of the definition thereof shall constitute an Acceleration Event, notwithstanding any language in Paragraph 7(f)(iv) above to the contrary. The Calculation Agent may, in connection with a Termination Settlement following such
Exhibit B-21

Acceleration Event, reduce the Forward Price to compensate Dealer for any “materially increased costs” incurred during the Amendment Period. Any Change in Law that results in Dealer (or an Affiliate of Dealer) incurring a share borrowing cost to hedge its exposure to the Transaction that is equal to or less than a rate equal to 200 basis points per annum shall not constitute a “materially increased cost” for purposes of clause (Y) of the definition of “Change in Law” (but may, for the avoidance of doubt, result in a reduction to the Forward Price pursuant to the provisions opposite the caption “Additional Adjustment” above).
(h)    Termination Settlement. Upon the occurrence of any Acceleration Event, Dealer shall have the right to designate, upon at least one Scheduled Trading Day’s notice, any Scheduled Trading Day following such occurrence to be a Settlement Date hereunder (a “Termination Settlement Date”) to which Physical Settlement shall apply, and to select the number of Settlement Shares relating to such Termination Settlement Date; provided that (a) in the case of an Acceleration Event arising out of an Ownership Event, the number of Settlement Shares so designated by Dealer shall not exceed the number of Shares necessary to reduce the Share Amount to reasonably below the Post-Effective Limit and (b) in the case of an Acceleration Event arising out of a Stock Borrow Event, the number of Settlement Shares so designated by Dealer shall not exceed the number of Shares as to which such Stock Borrow Event exists. If, upon designation of a Termination Settlement Date by Dealer pursuant to the preceding sentence, Counterparty fails to deliver the Settlement Shares relating to such Termination Settlement Date when due or otherwise fails to perform obligations within its control in respect of this Transaction, it shall be an Event of Default with respect to Counterparty and Section 6 of the Agreement shall apply. If an Acceleration Event occurs during an Unwind Period relating to a number of Settlement Shares to which Cash Settlement or Net Stock Settlement applies, then on the Termination Settlement Date relating to such Acceleration Event, notwithstanding any election to the contrary by Counterparty, Cash Settlement or Net Stock Settlement shall apply to the portion of the Settlement Shares relating to such Unwind Period as to which Dealer has unwound its hedge and Physical Settlement shall apply in respect of (x) the remainder (if any) of such Settlement Shares and (y) the Settlement Shares designated by Dealer in respect of such Termination Settlement Date. If an Acceleration Event occurs after Counterparty has designated a Settlement Date to which Physical Settlement applies but before the relevant Settlement Shares have been delivered to Dealer, then Dealer shall have the right to cancel such Settlement Date and designate a Termination Settlement Date in respect of such Shares pursuant to the first sentence hereof. Notwithstanding the foregoing, in the case of a Nationalization or Merger Event, if at the time of the related relevant Settlement Date the Shares have changed into cash or any other property or the right to receive cash or any other property, the Calculation Agent shall adjust the nature of the Shares in good faith and a commercially reasonable manner as it determines appropriate to account for such change such that the nature of the Shares is consistent with what shareholders receive in such event.
(i)    Private Placement Procedures. If Counterparty is unable to comply with the provisions of sub-paragraph (ii) of Paragraph 7(d) above because of a Change in Law, or Dealer otherwise determines that in its reasonable opinion based on the advice of counsel any Shares to be delivered to Dealer by Counterparty may not be freely returned by Dealer or its affiliates to securities lenders as described under
Exhibit B-22

such sub-paragraph (ii) or otherwise constitute “restricted securities” as defined in Rule 144 under the Securities Act, then delivery of any such Shares (the “Restricted Shares”) shall be effected as provided below, unless waived by Dealer.
(i)    If Counterparty delivers the Restricted Shares pursuant to this Paragraph 7(i) (a “Private Placement Settlement”), then delivery of Restricted Shares by Counterparty shall be effected in customary (for issuers with a market capitalization comparable to, and in the same industry as, Counterparty) private placement procedures with respect to such Restricted Shares reasonably acceptable to Dealer; provided that Counterparty may not elect a Private Placement Settlement if, on the date of its election, it has taken, or caused to be taken, any action that would make unavailable either the exemption pursuant to Section 4(a)(2) of the Securities Act for the sale by Counterparty to Dealer (or any affiliate designated by Dealer) of the Restricted Shares or the exemption pursuant to Section 4(a)(1) or Section 4(a)(3) of the Securities Act for resales of the Restricted Shares by Dealer (or any such affiliate of Dealer), and if Counterparty fails to deliver the Restricted Shares when due or otherwise fails to perform obligations within its control in respect of a Private Placement Settlement, it shall be an Event of Default with respect to Counterparty and Section 6 of the Agreement shall apply. The Private Placement Settlement of such Restricted Shares shall include customary (for issuers with a market capitalization comparable to, and in the same industry as, Counterparty) representations, covenants, blue sky and other governmental filings and/or registrations, indemnities to Dealer, due diligence rights (for Dealer or any designated buyer of the Restricted Shares by Dealer), opinions and certificates, and such other documentation as is customary (for issuers with a market capitalization comparable to, and in the same industry as, Counterparty) for private placement agreements, all reasonably acceptable to Dealer. In the case of a Private Placement Settlement, Dealer shall, in its good faith discretion, adjust the amount of Restricted Shares to be delivered to Dealer hereunder in a commercially reasonable manner to reflect the fact that such Restricted Shares may not be freely returned to securities lenders by Dealer and may only be saleable by Dealer at a discount to reflect the lack of liquidity in Restricted Shares. For the avoidance of doubt, delivery of Restricted Shares shall be due following completion of the procedures set forth in this sub-paragraph (i), which procedures the parties shall exercise diligence to complete, and not be due on the date that would otherwise be applicable.
(ii)    If Counterparty delivers any Restricted Shares in respect of this Transaction, Counterparty agrees that (A) prior to the time the restrictive legends referred to in clause (B) below are removed, such Shares may be transferred by and among Dealer and its affiliates; provided, in each case, that (x) each such transfer is made in accordance with the transfer restrictions referred to in such legends and (y) Dealer and such transferee deliver to Counterparty or the transfer agent for the Shares such documents and certificates (but not, for the avoidance of doubt, any opinions of counsel) as Counterparty or such transfer agent shall reasonably request to satisfy Counterparty or such transfer agent that such transfer is made in accordance with such transfer restrictions and (B) after the minimum “holding period” within the meaning of Rule 144(d) under the Securities Act has elapsed, and provided that the conditions of Rule 144(c)(1)(i), if applicable, are satisfied, Counterparty shall (so long as Dealer or any such affiliate is not an “affiliate” of Counterparty within the meaning of Rule 144 under the Securities Act) promptly remove, or cause the transfer agent for the Shares to remove, any legends referring to any transfer
Exhibit B-23

restrictions from such Shares upon delivery by Dealer (or such affiliate of Dealer) to Counterparty or such transfer agent of any seller’s and broker’s representation letters customarily delivered by Dealer or its affiliates in connection with resales of restricted securities pursuant to Rule 144 under the Securities Act, each without any further requirement for the delivery of any certificate, consent, agreement, opinion of counsel, notice or any other document, any transfer tax stamps or payment of any other amount or any other action by Dealer (or such affiliate of Dealer).
(j)    Indemnity. Counterparty agrees to indemnify Dealer and its affiliates and their respective directors, officers, employees, agents and controlling persons (Dealer and each such affiliate or person being an “Indemnified Party”) from and against any and all such losses, claims, damages and liabilities, joint and several, incurred by or asserted against such Indemnified Party arising out of any breach of any covenant or representation made by Counterparty in this Confirmation or the Agreement and will reimburse any Indemnified Party for all reasonable expenses (including reasonable legal fees and expenses) as they are incurred in connection with the investigation of, preparation for, or defense of any pending or threatened claim or any action or proceeding arising therefrom, whether or not such Indemnified Party is a party thereto, except to the extent determined in a final and nonappealable judgment by a court of competent jurisdiction to have resulted from Dealer’s gross negligence, fraud, willful misconduct or breach of this Confirmation or the Agreement. The foregoing provisions shall survive any termination or completion of the Transaction.
(k)    Waiver of Trial by Jury. EACH OF COUNTERPARTY AND DEALER HEREBY IRREVOCABLY WAIVES (ON ITS OWN BEHALF AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ON BEHALF OF ITS STOCKHOLDERS) ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THE TRANSACTION OR THE ACTIONS OF DEALER OR ITS AFFILIATES IN THE NEGOTIATION, PERFORMANCE OR ENFORCEMENT HEREOF.
(l)    Governing Law/Jurisdiction. This Confirmation and any claim, controversy or dispute arising under or related to this Confirmation shall be governed by the laws of the State of New York without reference to the conflict of laws provisions thereof (other than Title 14 of Article 5 of the General Obligations Law). The parties hereto irrevocably submit to the exclusive jurisdiction of the courts of the State of New York and the United States Court for the Southern District of New York in connection with all matters relating hereto and waive any objection to the laying of venue in, and any claim of inconvenient forum with respect to, these courts.
(m)    Designation by Dealer. Notwithstanding any other provision in this Confirmation to the contrary requiring or allowing Dealer to purchase, sell, receive or deliver any Shares or other securities to or from Counterparty, Dealer may designate any of its affiliates to purchase, sell, receive or deliver such Shares or other securities and otherwise to perform Dealer obligations in respect of the Transaction and any such designee may assume such obligations. Dealer shall be discharged of its obligations to Counterparty only to the extent of any such performance.
(n)    Insolvency Filing. Notwithstanding anything to the contrary herein, in the Agreement or in the Equity Definitions, upon any Insolvency Filing or other
Exhibit B-24

proceeding under the Bankruptcy Code in respect of the Issuer, this Transaction shall automatically terminate on the date thereof without further liability of either party to this Confirmation to the other party (except for any liability in respect of any breach of representation or covenant by a party under this Confirmation prior to the date of such Insolvency Filing or other proceeding), it being understood that this Transaction is a contract for the issuance of Shares by the Issuer as contemplated by Section 365(c)(2) of the Bankruptcy Code.
(o)    Disclosure. Effective from the date of commencement of discussions concerning the Transaction, each of Dealer and Counterparty and each of their employees, representatives or other agents may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the Transaction and all materials of any kind (including opinions or other tax analyses) relating to such tax treatment and tax structure.
(p)    Right to Extend. In connection with either Cash Settlement or Net Stock Settlement and other than in respect of a Market Disruption Event, Dealer may postpone the related Settlement Date or Valuation Date if Dealer determines, in its reasonable discretion based on the advice of its legal counsel, that such extension is reasonably necessary or appropriate to enable Dealer to effect purchases of Shares in connection with its hedging activity hereunder in a manner that would, if Dealer were Counterparty or an affiliated purchaser of Counterparty, be in compliance with applicable legal and regulatory requirements, as determined by Dealer in its reasonable discretion based on the advice of its legal counsel.
(q)    Counterparty Share Repurchases. Counterparty agrees not to repurchase, directly or indirectly, any Shares if, immediately following such purchase, the Outstanding Share Percentage would be equal to or greater than [8.0%]. The “Outstanding Share Percentage” as of any day is the fraction (1) the numerator of which is the aggregate of the Number of Shares for this Transaction and the “Number of Shares” (as defined in the applicable Additional Confirmation) under any outstanding Additional Transactions and (2) the denominator of which is the number of Shares outstanding on such day.
(r)    Limit on Beneficial Ownership. Notwithstanding any other provisions hereof, Dealer shall not have the “right to acquire” (within the meaning of both NYSE Rule 312.04(g) and the Exchange Act) Shares hereunder and Dealer shall not be entitled to take delivery of any Shares hereunder (in each case, whether in connection with the purchase of Shares on any Settlement Date or any Termination Settlement Date, any Private Placement Settlement or otherwise) to the extent (but only to the extent) that, after such receipt of any Shares hereunder, (i) the Share Amount would exceed the Post-Effective Limit, (ii) Dealer and each person subject to aggregation of Shares with Dealer under Section 13 or Section 16 of the Exchange Act and rules promulgated thereunder (the “Dealer Group”) would directly or indirectly beneficially own (as such term is defined for purposes of Section 13 or Section 16 of the Exchange Act and rules promulgated thereunder) in excess of [7.5]% of the then outstanding Shares (the “Threshold Number of Shares”), (iii) the Share Amount would equal or exceed the Threshold Number of Shares (the “Exchange Limit”), (iv) Dealer's ultimate parent entity would purchase, acquire or take (as such terms are used in the Federal Power Act) at any time on the relevant date in excess of [7.5] % of the outstanding Shares (the condition described in this clause (iv), an
Exhibit B-25

“Excess FPA Ownership Position”) or (v) Dealer, Dealer Group or any person whose ownership position would be aggregated with that of Dealer or Dealer Group (Dealer, Dealer Group or any such person, a “Group Person”) under any state or federal laws, or any federal, state or local laws, regulations or regulatory orders applicable to ownership of Shares other than Section 13 or Section 16 of the Exchange Act and rules promulgated thereunder (“Applicable Laws”), would own, beneficially own, constructively own, control, hold the power to vote or otherwise meet a relevant definition of ownership in excess of a number of Shares equal to (x) the lesser of (A) the maximum number of Shares that would be permitted under Applicable Laws and (B) the number of Shares that would give rise to reporting or registration obligations or other requirements (including obtaining prior approval by a state or federal regulator) of a Group Person under Applicable Laws and with respect to which such requirements have not been met or the relevant approval has not been received or that would give rise to any consequences under the constitutive documents of Counterparty or any contract or agreement to which Counterparty is a party, in each case minus (y) 1% of the number of Shares outstanding on the date of determination (the condition described in this clause (v), an “Excess Regulatory Ownership Position”). Any purported delivery hereunder shall be void and have no effect to the extent (but only to the extent) that, after such delivery, (i) the Share Amount would exceed the Post-Effective Limit, (ii) the Dealer Group would directly or indirectly so beneficially own in excess of the Threshold Number of Shares, (iii) the Share Amount would equal or exceed the Exchange Limit, (iv) an Excess FPA Ownership Position would result or (v) an Excess Regulatory Ownership Position would result. If any delivery owed to Dealer hereunder is not made, in whole or in part, as a result of this provision, Counterparty’s obligation to make such delivery shall not be extinguished and Counterparty shall make such delivery as promptly as practicable after, but in no event later than one Scheduled Trading Day after, Dealer gives notice to Counterparty that, after such delivery, (v) the Share Amount would not exceed the Post-Effective Limit, (w) the Dealer Group would not directly or indirectly so beneficially own in excess of the Threshold Number of Shares, (x) the Share Amount would not equal or exceed the Exchange Limit, (y) an Excess FPA Ownership Position would not result and (z) an Excess Regulatory Ownership Position would not result.
In addition, notwithstanding anything herein to the contrary, if any delivery owed to Dealer hereunder is not made, in whole or in part, as a result of the immediately preceding paragraph, Dealer shall be permitted to make any payment due in respect of such Shares to Counterparty in two or more tranches that correspond in amount to the number of Shares delivered by Counterparty to Dealer pursuant to the immediately preceding paragraph.
(s)    Commodity Exchange Act. Each of Dealer and Counterparty agrees and represents that it is an “eligible contract participant” as defined in Section 1a(18) of the U.S. Commodity Exchange Act, as amended (the “CEA”), the Agreement and this Transaction are subject to individual negotiation by the parties and have not been executed or traded on a “trading facility” as defined in Section 1a(51) of the CEA.
(t)    Additional Representation will apply, and for the purpose of Section 3 of the Agreement, the following will constitute an Additional Representation:
Exhibit B-26

“(h) Relationship Between Parties. Each party will be deemed to represent to the other party on the date on which it enters into a Transaction that (absent a written agreement between the parties that expressly imposes affirmative obligations to the contrary for that Transaction):

    (i) Non-Reliance. It is acting for its own account, and it has made its own independent decisions to enter into that Transaction and as to whether that Transaction is appropriate or proper for it based upon its own judgment and upon advice from such advisers as it has deemed necessary. It is not relying on any communication (written or oral) of the other party as investment advice or as a recommendation to enter into that Transaction, it being understood that information and explanations related to the terms and conditions of a Transaction will not be considered investment advice or a recommendation to enter into that Transaction. No communication (written or oral) received from the other party will be deemed to be an assurance or guarantee as to the expected results of that Transaction.

    (ii) Assessment and Understanding. It is capable of assessing the merits of and evaluating and understanding (on its own behalf or through independent professional advice), and understands and accepts, the terms, conditions and risks of that Transaction. It is also capable of assuming, and assumes, the financial and other risks of that Transaction.

    (iii) Status of Parties. The other party is not acting as a fiduciary for or an adviser to it in respect of that Transaction.

    (iv) Other Transactions. In the case of Counterparty, it understands and acknowledges that the other party may, either in connection with entering into a Transaction or from time to time thereafter, engage in open market transactions that are designed to hedge or reduce the risks incurred by it in connection with such Transaction and that the effect of such open market transactions may be to affect or reduce the value of such Transaction.”

(u)    Bankruptcy Status. Subject to Paragraph 7(m) above, Dealer acknowledges and agrees that this Confirmation is not intended to convey to Dealer rights with respect to the transactions contemplated hereby that are senior to the claims of Counterparty’s common stockholders in any U.S. bankruptcy proceedings of Counterparty; provided, however, that nothing herein shall be deemed to limit Dealer’s right to pursue remedies in the event of a breach by Counterparty of its obligations and agreements with respect to this Confirmation and the Agreement; and provided, further, that nothing herein shall limit or shall be deemed to limit Dealer’s rights in respect of any transaction other than this Transaction.
(v)    No Collateral or Setoff. Notwithstanding any other provision of this Confirmation, the Agreement or any other agreement between the parties to the contrary, the obligations of Counterparty hereunder are not secured by any collateral. Obligations in respect of this Transaction shall not be set off against any obligations of the parties other than in respect of this Transaction or any Additional Transactions, whether arising under the Agreement, under any other agreement between the parties hereto, by operation of law or otherwise, and no obligations of the parties other than in respect of this Transaction or any Additional Transactions shall be set off against obligations in respect of this Transaction, whether arising under the
Exhibit B-27

Agreement, under any other agreement between the parties hereto, by operation of law or otherwise, and each party hereby waives any such right of setoff.
(w)    Tax Matters.
(i)    For the purpose of Section 3(e) of the Agreement, each of Dealer and Counterparty makes the following representation: It is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Section 9(h) of the Agreement and any other payments of interest and penalty charges for late payment) to be made by it to the other party under the Agreement. In making this representation, it may rely on (a) the accuracy of any representations made by the other party pursuant to Section 3(f) of the Agreement; (b) the satisfaction of the agreement contained in Section 4(a)(i) or 4(a)(iii) of the Agreement and the accuracy and effectiveness of any document provided by the other party pursuant to Section 4(a)(i) or 4(a)(iii) of the Agreement; and (c) the satisfaction of the agreement of the other party contained in Section 4(d) of the Agreement; provided that it shall not be a breach of this representation where reliance is placed on clause (b) and the other party does not deliver a form or document under Section 4(a)(iii) of the Agreement by reason of material prejudice to its legal or commercial position.
(ii)    For the purpose of Section 3(f) of the Agreement:
(A)    Dealer makes the following representation(s):
[(1)    It is a “U.S. person” (as that term is used in Section 1.1441-4(a)(3)(ii) of the United States Treasury Regulations) for U.S. federal income tax purposes (or, if it is disregarded for U.S. federal income tax purposes, its beneficial owner is so characterized).]7
(B)    Counterparty makes the following representation(s):
(1)    It is a “U.S. person” (as that term is used in Section 1.1441-4(a)(3)(ii) of the United States Treasury Regulations) for U.S. federal income tax purposes; and
(2)    It is a corporation for U.S. federal income tax purposes and is organized under the laws of the State of New Mexico, and is an exempt recipient under Treasury Regulations Section 1.6049-4(c)(1)(ii)(A).
(iii)    Withholding Tax imposed on payments to non-US counterparties under the
7     Where the counterparty is a non-U.S. person acting only through a U.S. office, language to be replaced with:

    “(1)    Each payment received or to be received by it in connection with this Confirmation or the Agreement is effectively connected with its conduct of a trade or business within the United States; and

    (2)    It is a “foreign person” (as that term is used in Section 1.6041-4(a)(4) of the United States Treasury Regulations) for United States federal income tax purposes.”

Exhibit B-28

United States Foreign Account Tax Compliance Act. “Indemnifiable Tax”, as defined in Section 14 of the Agreement, shall not include any U.S. federal withholding tax imposed or collected pursuant to Sections 1471 through 1474 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the Code, or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code (a “FATCA Withholding Tax”). For the avoidance of doubt, a FATCA Withholding Tax is a Tax the deduction or withholding of which is required by applicable law for the purposes of Section 2(d) of the Agreement.
(iv)    HIRE Act. “Indemnifiable Tax”, as defined in Section 14 of the Agreement, shall not include any tax imposed on payments treated as dividends from sources within the United States under Section 871(m) of the Code or any regulations issued thereunder. For the avoidance of doubt, any such tax imposed under Section 871(m) of the Code is a Tax the deduction or withholding of which is required by applicable law for the purposes of Section 2(d) of the Agreement.
(v)    Tax Documentation. For the purposes of Sections 4(a)(i) and 4(a)(ii) of the Agreement, (a) Counterparty shall provide to Dealer a valid and duly executed U.S. Internal Revenue Service Form W-9, or any successor thereto, (i) on or before the date of execution of this Confirmation; (ii) promptly upon reasonable demand by Dealer; and (iii) promptly upon learning that any such tax form previously provided by Counterparty has become invalid, obsolete, or incorrect[, and (b) Dealer shall provide to Counterparty a valid and duly executed U.S. Internal Revenue Service Form W-9 [W-ECI], or any successor thereto, (i) on or before the date of execution of this Confirmation; (ii) promptly upon reasonable demand by Counterparty; and (iii) promptly upon learning that any such tax form previously provided by Dealer has become inaccurate or incorrect. Additionally, Counterparty and Dealer shall, promptly upon request by the other party, provide such other tax forms and documents that may be required or reasonably requested by such other party].8
(x)    Wall Street Transparency and Accountability Act of 2010. The parties hereby agree that none of (i) Section 739 of the WSTAA, (ii) any similar legal certainty provision included in any legislation enacted, or rule or regulation promulgated, on or after the Trade Date, (iii) the enactment of the WSTAA or any regulation under the WSTAA, (iv) any requirement under the WSTAA or (v) any amendment made by the WSTAA shall limit or otherwise impair either party’s right to terminate, renegotiate, modify, amend or supplement this Confirmation or the Agreement, as applicable, arising from a termination event, force majeure, illegality, increased cost, regulatory change or similar event under this Confirmation, the Equity Definitions or the Agreement (including, but not limited to, any right arising from any Acceleration Event).
(y)    Delivery of Cash. For the avoidance of doubt, nothing in this Confirmation shall be interpreted as requiring Counterparty to deliver cash in respect of the settlement of this Transaction, except in circumstances where the required cash settlement thereof is permitted for classification of the contract as equity by ASC 815-40 (formerly
8 A non-U.S. Dealer may include other appropriate form deliverables.
Exhibit B-29

EITF 00-19) as in effect on the Trade Date (including, without limitation, where Counterparty so elects to deliver cash or fails timely to elect to deliver Shares in respect of such settlement). For the avoidance of doubt, the preceding sentence shall not be construed as limiting (i) Paragraph 7(i) hereunder or (ii) any damages that may be payable by Counterparty as a result of breach of this Confirmation.
(z)    Severability; Illegality. If compliance by either party with any provision of this Transaction would be unenforceable or illegal, (i) the parties shall negotiate in good faith to resolve such unenforceability or illegality in a manner that preserves the economic benefits of the transactions contemplated hereby and (ii) the other provisions of this Transaction shall not be invalidated, but shall remain in full force and effect.
(aa)    General Obligations Law of New York. (i)  Counterparty and Dealer agree and acknowledge that (W) the Transaction contemplated by this Confirmation and the related Pricing Supplement will be entered into in reliance on the fact that this Confirmation and such Pricing Supplement, together with the Agreement and any Additional Confirmation and related “Pricing Supplement” or equivalent document thereunder, form a single agreement between Counterparty and Dealer, and the parties would not otherwise enter into such Transaction, (X) this Confirmation, together with such Pricing Supplement and the Agreement, are a “qualified financial contract”, as such term is defined in Section 5-701(b)(2) of the General Obligations Law; (Y) such Pricing Supplement, regardless of whether transmitted electronically or otherwise, constitutes a “confirmation in writing sufficient to indicate that a contract has been made between the parties” hereto, as set forth in Section 5-701(b)(3)(b) of the General Obligations Law; and (Z) this Confirmation and the Agreement constitute a prior “written contract”, as set forth in Section 5-701(b)(1)(b) of the General Obligations Law, and each party hereto intends and agrees to be bound by this Confirmation, such Pricing Supplement and the Agreement.
    (ii)    Counterparty and Dealer further agree and acknowledge that this Confirmation, together with the related Pricing Supplement and the Agreement, constitutes a contract “for the sale or purchase of a security”, as set forth in Section 8-113 of the Uniform Commercial Code of New York.
(bb)    Counterparts. Delivery of an executed counterpart of a signature page of this Confirmation and the Pricing Supplement by telecopy, emailed .pdf or any other electronic means shall be effective as delivery of a manually executed counterpart of such documents. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to any document to be signed in connection with this Confirmation and the transactions contemplated hereby shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.
(cc)    Staggered Settlement. Notwithstanding anything to the contrary herein, Dealer may, by prior notice to Counterparty, satisfy its obligation to deliver any Shares or other securities on any date due (an “Original Delivery Date”) by making separate
Exhibit B-30

deliveries of Shares or such securities, as the case may be, at more than one time on or prior to such Original Delivery Date, so long as the aggregate number of Shares and other securities so delivered on or prior to such Original Delivery Date is equal to the number required to be delivered on such Original Delivery Date.
(dd)    [Insert Dealer Boilerplate]
Exhibit B-31

Please confirm your agreement to be bound by the terms stated herein by executing the copy of this Confirmation enclosed for that purpose and returning it to Dealer.
Yours sincerely,

[DEALER]

By:
Name:
Title:

Confirmed as of the date first above written:
TXNM ENERGY, INC.

By:
Name:
Title:

[Signature Page to Registered Forward Transaction Conformation]
Exhibit B-32

SCHEDULE I

Forward Price Reduction Date	Forward Price Reduction Amount
Trade Date	USD	0.00
[ , ]	USD[ ]
[ , ]	USD[ ]
[ , ]	USD[ ]
[ , ]	USD[ ]
[ , ]	USD[ ]

Exhibit B-33

ANNEX A
PRICING SUPPLEMENT
[Dealer letterhead]
[        ]

TXNM Energy, Inc.
414 Silver Ave. SW
Albuquerque, New Mexico 87102-3289
Attn: [●]
Telephone: [●]
Email: [●]
Ladies and Gentlemen:
This Pricing Supplement is the Pricing Supplement contemplated by the Registered Forward Transaction dated [    ], 202[    ] (the “Confirmation”) between TXNM Energy, Inc. (“Counterparty”) and [ ] (“Dealer”).
For all purposes under the Confirmation,
(a)    the Hedge Completion Date is [    ];
(b)    the Number of Shares shall be [    ], subject to further adjustment in accordance with the terms of the Confirmation;
(c)    the Initial Forward Price shall be USD [    ]; and
(d)    the Final Date shall be [    ] (or if such day is not a Scheduled Trading Day, the next following Scheduled Trading Day).
Very truly yours,

[DEALER]

By:
Name:
Title:

Confirmed as of the date first above written:
TXNM ENERGY, INC.

By:
Name:
Title:

Exhibit B-34

Exhibit C
OFFICER’S CERTIFICATE
Dated __________, 20__
I, [name], [title] of TXNM Energy, Inc., a New Mexico corporation (the “Company”), do hereby certify that this certificate is signed by me pursuant to the Distribution Agreement dated March 3, 2026 among the Company and BofA Securities, Inc., MUFG Securities Americas Inc. and Scotia Capital (USA) Inc. (the “Agreement”), and do hereby further certify, to the best of my knowledge, after reasonable investigation, on behalf of the Company, as follows:
1.    The representations and warranties of the Company in the Agreement are true and correct in all material respects on and as of the date hereof as though made on and as of this date;
2.    The Company has performed in all material respects all obligations and satisfied all conditions on its part to be performed or satisfied pursuant to the Agreement on or prior to the date hereof;
3.    The Company’s Registration Statement (File No. 333-285426) and any post-effective amendments thereto have become effective under the Act; no stop order suspending the effectiveness of such Registration Statement has been issued and no proceeding for that purpose or pursuant to Section 8A of the Act has been initiated or, to the knowledge of the undersigned, threatened by the Commission; no notice of objection of the Commission to the use of such Registration Statement pursuant to Rule 401(g)(2) under the Act has been received by the Company; and all requests for additional information on the part of the Commission have been complied with; and
4.    Since the respective dates as of which information is given in the Prospectus, except as otherwise stated therein or contemplated thereby, there has been no material adverse change in the financial position or results of operations of the Company.
All capitalized terms used herein and not otherwise defined shall have the respective meanings assigned to them in the Agreement.
[Signature Page Follows]
Exhibit C-1

Name:
Title:

Exhibit C-2

Exhibit D-1
FORM OF OPINION OF
TROUTMAN PEPPER LOCKE LLP,
COUNSEL TO THE COMPANY
1.    No Stop Order. The Registration Statement became effective under the Securities Act as of the date it was filed with the Commission, and the Prospectus was filed with the Commission pursuant to Rule 424(b) under the Securities Act on March 3, 2026; to our knowledge, no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use has been issued and no proceedings for that purpose have been instituted or threatened.
2.    Accurate Summaries – Tax Matters. The statements set forth in each of the Registration Statement and the Prospectus under the caption “MATERIAL U.S. FEDERAL INCOME AND ESTATE TAX CONSIDERATIONS FOR NON-U.S. HOLDERS”, insofar as they purport to constitute summaries of matters of United States federal tax law and regulations or legal conclusions with respect thereto, are accurate summaries in all material respects.
3.    Accurate Summaries – Common Stock. The statements set forth in each of the Registration Statement and the Prospectus under the heading “Description of Common Stock and Preferred Stock” insofar as they purport to constitute a summary of the terms of the securities, are accurate summaries in all material respects.
4.    Investment Company Act. The Company is not, and, after giving effect to the offer and sale of the Shares and the application of the proceeds therefrom, if any, as described in the Registration Statement and the Prospectus, will not be an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.
5.    Governmental Approvals. No consent, approval, authorization of, filing with or order of any federal or New York (a) court, (b) governmental agency (including the Federal Energy Regulatory Commission) or (c) body, is required for (x) the issuance and sale of the Shares in connection with the transactions contemplated by the Agreement or any Confirmation (if any), or (y) the execution and delivery of the Agreement or any Confirmation (if any) or the performance of the Company of its obligations thereunder, except in each case as have previously been made or obtained or except such as may be required under the blue sky laws of any jurisdiction (as to which we express no opinion).
6.    Noncontravention. Neither the execution and delivery by the Company of the Agreement and any Confirmation (assuming any such Confirmation was executed and delivered by the parties thereto on the date hereof in accordance with the terms of the Agreement and in the form attached as Exhibit B to the Agreement), nor the performance by the Company of its obligations thereunder, nor the consummation of the transactions therein contemplated and the application of the proceeds from the sale of the Shares as described under “Use of Proceeds” in each of the Registration Statement and the Prospectus: (a) violates any statute or regulation of Applicable Law that, in each case, is applicable to the Company; or (b) violates, results in any breach of any of the terms of or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to, or constitutes a default under, any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company is a party, or bound or to which its property is subject, and which is filed as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025 or any Current Report on Form 8-K filed with the SEC since the end of the Company’s last fiscal year (the “Reviewed Documents”).
Exhibit D-1-1

7.    Compliance with Laws. The (i) Registration Statement, on the latest Effective Date, and (ii) the Prospectus, when filed with the Commission pursuant to Rule 424(b) (except in each case as to the financial statements and other financial or statistical data and schedules contained or incorporated by reference therein, as to which we express no opinion), appear on their face to be appropriately responsive in all material respects to the requirements of the Securities Act, and to the applicable rules and regulations of the Commission thereunder. Each document incorporated therein by reference as originally filed pursuant to the Exchange Act (except in each case as to the financial statements and other financial or statistical data and schedules contained or incorporated by reference therein, as to which we express no opinion) appear on their face to be appropriately responsive in all material respects to the requirements of the Exchange Act, and to the applicable rules and regulations of the Commission thereunder.
8.    Execution and Delivery. The Agreement has been duly authorized by all necessary corporate action and has been duly executed and delivered by the Company, and any Confirmation, when executed by an Authorized Officer, will be duly authorized by all necessary corporate action, and, upon its execution and delivery by each party thereto, will be duly executed and delivered by the Company, and each Confirmation (if any), assuming it is the valid and legally binding obligation of the relevant forward purchaser, will constitute a valid and legally binding obligation of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability.

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Nothing has come to our attention that causes us to believe that (1) the Registration Statement, as of the most recent Effective Date, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or (2) the Prospectus, including the documents incorporated by reference therein, or any amendment or supplement thereto as of its date and as of the date hereof contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that we express no belief with respect to any financial statements and related notes, financial statement schedules or other financial data contained in or omitted from the Registration Statement and the Prospectus).
Exhibit D-1-2

Exhibit D-2
FORM OF OPINION OF ASSOCIATE GENERAL COUNSEL, LEONARD D. SANCHEZ
1.    The Company is a corporation validly existing and in good standing under the laws of the State of New Mexico. The Company has the corporate power to own its properties and conduct its business as described in the Registration Statement and the Prospectus and to enter into and to perform its obligations under, or as contemplated by, the Agreement and any Confirmation (assuming such Confirmation is executed in accordance with the terms of the Agreement and in the form attached as Exhibit B to the Agreement). The Company is duly qualified to do business as a foreign corporation in good standing under the laws of each jurisdiction which requires such qualification where the failure to be so qualified would, individually, or in the aggregate, reasonably be expected to have a Material Adverse Effect.
2.    The Company has an authorized capitalization as set forth in each of the Registration Statement and the Prospectus. The Shares of Common Stock issuable by the Company pursuant to the Agreement and any Confirmation have been duly and validly authorized and, when issued and delivered and paid for in accordance with the terms of the Agreement, such Confirmation and the Corporate Proceedings, will be fully paid and non-assessable.
3.    The Agreement has been duly and validly authorized, executed and delivered by the Company.
4.    Each Confirmation (if any) when executed by a duly authorized officer of the Company, will be duly authorized, executed and delivered by the Company.
5.    To my knowledge after reasonable inquiry, and except as described in each of the Registration Statement and the Prospectus, (A) no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or its property is pending or threatened that (1) could reasonably be expected to have a material adverse effect on the performance of the Agreement or any Confirmation or the consummation of any of the transactions contemplated thereby or (2) could reasonably be expected to have a Material Adverse Effect; and (B) no labor disturbance by or dispute with the employees of the Company exists or is threatened or is imminent that could reasonably be expected to have a Material Adverse Effect.
6.    No consent, approval, authorization, filing with or order of any court or governmental agency or body of the State of New Mexico is required to be obtained by the Company for the execution and delivery by the Company of the Agreement or any Confirmation, for the performance by the Company of its obligations thereunder, or in connection with the transactions contemplated therein, except as may be required under New Mexico securities or blue sky laws, as to which such counsel expresses no opinion.
7.    None of the execution, delivery and performance of the Agreement or any Confirmation by the Company, the issuance and sale of the Shares of Common Stock pursuant to the Agreement, the compliance by the Company with the Agreement and any Confirmation, or the consummation of the transactions therein contemplated and the application of the proceeds from the sale of shares of Common Stock as described under “Use of Proceeds” in each of the Registration Statement and Prospectus, will (i) violate the charter, bylaws, or other organizational documents of the Company or any of its subsidiaries, (ii) violate any applicable law or regulation of the State of New Mexico, (iii) violate or constitute a default under any order, decree, injunction or judgment (each an “Order”) or any material credit agreement, mortgage, deed of trust, contract, indenture or
Exhibit D-2-1

other agreement or instrument (each a “Material Agreement”), in each case known to me after reasonable inquiry and to which the Company is a party or by which the Company or its properties may be bound or (iv) to my knowledge after reasonable inquiry, result in the creation or imposition of any lien on any asset of the Company or its subsidiaries pursuant to the terms of any Order or Material Agreement.
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In rendering such opinions, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the State of New York (only in the case of Troutman Pepper Locke LLP) or the Federal laws of the United States, to the extent they deem proper and specified in such opinion, upon the opinion of other counsel of good standing whom they believe to be reliable and who are satisfactory to counsel for the Agents and the Forward Purchasers (B) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and public officials. References to the Prospectus in this opinion shall also include any supplements thereto at such Settlement Date.

Exhibit D-2-2